Filed pursuant to Rule 424(b)(5)

Registration No. 333-260618

Prospectus Supplement

(To Prospectus dated November 12, 2021)

AULT ALLIANCE, INC.

$5,390,000 10% OID Convertible Promissory Note

We are offering to one institutional investor (the “Investor”) a $5,390,000 10% OID Convertible Promissory Note (the “Note”). The Note is being issued pursuant to a note purchase agreement (the “Note Purchase Agreement”) for a purchase price of $4,900,000, which represents an original issue discount of 10%. The Note will accrue interest at the rate of 15% per annum, unless an event of default (as defined in the Note) occurs, at which time the Note would accrue interest at 18% per annum.

The Note is convertible at any time after NYSE approval of the Supplemental Listing Application into shares of our Class A common stock, par value $0.001 per share (our “Common Stock”), at a conversion price equal to $0.22 per share (the “Conversion Price”), subject to adjustment. If, on September 2, 2024 (the “Adjustment Date”), the closing bid price of the Common Stock is lower than the Conversion Price, then the Conversion Price shall be reduced to eighty-five percent (85%) of the closing bid price of the Common Stock on the Adjustment Date. However, if, after the issuance date and prior to the date on which Stockholder Approval (as defined below) is obtained, the Holder has converted a portion of the outstanding amount under this Note into shares of Common Stock issuable upon conversion of the Note (the “Conversion Shares”) in an aggregate amount equal to the NYSE Limit (as defined below), then the Adjustment Date shall be extended by such number of days between such date and the date on which we obtain Stockholder Approval (each such day, an “Exchange Cap Deferral Day”).

We will not make an application to list the Note on any securities exchange or to include it in any automated quotation system. Pursuant to the rules of the NYSE American, where our Common Stock is listed, we may not issue more than a maximum of 19.99% of our shares of Common Stock issued and outstanding on the date of execution of the Note Purchase Agreement absent stockholder approval (the “Stockholder Approval”), which we have agreed with the Investor to seek but have not obtained. As a result, currently the maximum number of Conversion Shares we may issue to the Investor is 7,165,678 (the “NYSE Limit”).

The Note will mature on October 19, 2024.

We will not receive any proceeds from the issuance of Conversion Shares upon conversion of the Note.

Our Common Stock is traded on the NYSE American under the symbol “AULT”. The last reported sale price for the common stock on the NYSE American on July 18, 2024 was $0.2894 per share.

Delivery of the Note offered hereby is expected to be made on or about July 19, 2024, subject to satisfaction of customary closing conditions.

As of July 18, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $16,856,230, which was calculated based on 35,818,593 shares of our outstanding common stock held by non-affiliates at a price of $0.4706 per share, the closing price of our common stock on May 21, 2024, which is the highest closing sale price of our common stock on the NYSE American within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, or $5,618,743. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long our public float remains below $75 million.

We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire prospectus supplement and any amendments or supplements carefully before you make your investment decision.

An investment in our Note and common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained herein on page S-7 and on page 10 of the accompanying prospectus. You should read the entire prospectus supplement carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 18, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”).

You should read this prospectus supplement and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement.

This prospectus supplement may be supplemented from time to time to add, to update or change information in this prospectus supplement. Any statement contained in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, any other applicable prospectus supplement or any related free writing prospectus. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, any other applicable prospectus supplement or any related free writing prospectus. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or any other prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus supplement or any other applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

For investors outside the United States: Neither we nor any underwriter has done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement.

Unless otherwise stated or the context requires otherwise, references to “Ault Alliance,” the “Company,” “we,” “us” or “our” are to Ault Alliance, Inc., a Delaware corporation, and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in it contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on our expectations, beliefs, forecasts, intentions and future strategies and are signified by the words “expects,” “anticipates,” “intends,” “believes” or similar language. In addition, any statements that refer to projections of our future financial performance, our anticipated growth, trends in our business and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above, under “Risk Factors” and elsewhere in this prospectus supplement. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. All forward-looking statements included in this prospectus supplement are based on information available to us on the date of this prospectus supplement and speak only as of the date hereof.

We disclaim any current intention to update our “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason, except as required by U.S. federal securities laws. In particular, the following factors, among others, could cause actual results to differ materially from those described in the “forward-looking statements”:

•	Adverse economic conditions;
•	Our ability to effectively execute our business plan;
•	Our inability to raise sufficient additional capital to operate our business;
•	Our ability to manage our expansion, growth and operating expenses;

ii

•	Our ability to evaluate and measure our business, prospects and performance metrics;
•	Our ability to compete and succeed in highly competitive and evolving industries;
•	Our ability to respond and adapt to changes in technology and customer behavior;
•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and
•	The risk factors included in our most recent filings with the SEC, including, but not limited to, our Forms 10-K, 10-Q and 8-K. All filings are also available on our website at www.ault.com.

iii

ABOUT THE COMPANY

This summary highlights selected information contained in other parts of the prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the entire prospectus and this prospectus supplement carefully, including the information set forth under the heading “Risk Factors.”

Company Overview

Ault Alliance, Inc., a Delaware corporation, was incorporated in September 2017. Through our wholly and majority owned subsidiaries and strategic investments, we own and/or operate data centers at which we mine Bitcoin and offer colocation and hosting services for the emerging artificial intelligence (“AI”) ecosystems and other industries, and provide mission-critical products that support a diverse range of industries, including a metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma and textiles. Our direct and indirect wholly owned subsidiaries include (i) Sentinum, Inc. (“Sentinum”), (ii) Alliance Cloud Services, LLC (“ACS”), (iii) BNI Montana, LLC (“BNI Montana”), (iv) Ault Capital Group, Inc. (“Ault Capital”), (v) Ault Lending, LLC (“Ault Lending”), (vii) Ault Global Real Estate Equities, Inc. (“AGREE”), (viii) Ault Disruptive Technologies Company, LLC (“ADTC”), which is the sponsor, Manager and the majority owner of Ault Disruptive Technologies Corporation (“Ault Disruptive”), (ix) Eco Pack Technologies, Inc. (“Eco Pack”), which has a controlling interest in Eco Pack Technologies Limited, (x) Ault Aviation, LLC (“Ault Aviation”) and (xi) Third Avenue Apartments, LLC (“Third Avenue”).

We also have a direct controlling interest in (i) Circle 8 Holdco LLC (“Circle 8 Holdco”), which wholly owns Circle 8 Crane Services, LLC (“Circle 8”), (ii) TurnOnGreen, Inc., formerly known as Imperalis Holding Corp. (“TurnOnGreen”), which wholly owns TOG Technologies, Inc. (“TOG Technologies”) and Digital Power Corporation (“Digital Power”), (iii) Gresham Worldwide, Inc., formerly known as Giga-tronics Incorporated (“GIGA”), which wholly owns Gresham Holdings, Inc., formerly Gresham Worldwide, Inc. (“GWW”), which in turn wholly owns Gresham Power Electronics Ltd. (“Gresham Power”), Enertec Systems 2001 Ltd. (“Enertec”), Relec Electronics Ltd. (“Relec”) and has a controlling interest in Microphase Corporation (“Microphase”), (iv) Avalanche International Corp. (“Avalanche” or “AVLP”), which does business as MTIX International (“MTIX”), and (v) RiskOn International, Inc., formerly known as BitNile Metaverse, Inc. (“ROI”), which wholly owns BitNile.com, Inc. (“BNC”), RiskOn360, Inc., formerly known as Ault Iconic, Inc. (“RiskOn360”), RiskOn Learning, Inc. and GuyCare, Inc. (“GuyCare”).

We were founded by Milton C. (Todd) Ault, III, our Executive Chairman, and are led by Mr. Ault, William B. Horne, our Chief Executive Officer and Vice Chairman, and Henry Nisser, our President and General Counsel. Together, they constitute the Executive Committee, which manages the day-to-day operations of the holding company. The Company’s long-term objective is to maximize per share intrinsic value. All major investment and capital allocation decisions are made for us by Mr. Ault and the Executive Committee.

We have the following reportable segments:

•	Technology and Finance (“Fintech”) – commercial lending, activist investing, and stock trading through Ault Lending;

•	Sentinum: digital assets mining operations and colocation and hosting services for the emerging artificial intelligence ecosystems and other industries through Sentinum;

•	Circle 8: crane rental and lifting solutions provider for oilfield, construction, commercial and infrastructure markets;

•	ROI: operates a software-as-a-service platform called askROI.com, which is a unique, generative AI-driven platform engineered to provide pertinent and unique data insights through integration with business specific data that pushes beyond the conventional uses of existing large language models. ROI also owns 100% of BNC, which operates a metaverse platform and 100% of GuyCare, which develops products designed to improve men’s health;

•	GIGA: defense solutions with operations conducted by GWW’s subsidiaries Microphase, Enertec, Gresham Power and Relec;

•	TurnOnGreen: commercial electronics solutions with operations conducted by Digital Power, and electric vehicle (“EV”) charging solutions through TOG Technologies; and

•	Ault Disruptive: a special purpose acquisition company.

We operate as a holding company with operations conducted primarily through our subsidiaries.

S-1

Recent Events and Developments

On December 14, 2023, we, along with our wholly owned subsidiaries Sentinum, Third Avenue, ACS, BNI Montana, Ault Lending, Ault Aviation and AGREE (collectively with our company, Sentinum, Third Avenue, ACS, BNI Montana, Ault Lending and Ault Aviation, the “Guarantors”) entered into a Loan and Guaranty Agreement (the “2023 Loan Agreement”) with institutional lenders, pursuant to which Ault & Company, Inc. (“Ault & Company”), a related party, borrowed $36 million and issued secured promissory notes to the lenders in the aggregate amount of $38.9 million (collectively, the “Secured Notes”; and the transaction, the “Loan”). The 2023 Loan Agreement was amended as of April 15, 2024.

Pursuant to the 2023 Loan Agreement, the Guarantors, as well as Milton C. Ault, III, our Executive Chairman and the Chief Executive Officer of Ault & Company, agreed to act as guarantors for repayment of the Secured Notes. In addition, certain Guarantors entered into various agreements as collateral in support of the guarantee of the Secured Notes, including (i) a security agreement by Sentinum, pursuant to which Sentinum granted to the Lenders a security interest in (a) 19,226 Antminers (the “Miners”), (b) all of the digital currency mined or otherwise generated from the Miners and (c) the membership interests of ACS, (ii) a security agreement by the Company, Ault Lending, BNI Montana and AGREE, pursuant to which those entities granted to the lenders a security interest in substantially all of their assets, as well as a pledge of equity interests in Ault Aviation, AGREE, Sentinum, Third Avenue, Ault Energy, LLC, our wholly owned subsidiary (“Ault Energy”), ADTC, Eco Pack, and Circle 8 Holdco, (iii) a mortgage and security agreement by Third Avenue on the real estate property owned by Third Avenue in St. Petersburg, Florida (the “Florida Property”), (iv) a future advance mortgage by ACS on the real estate property owned by ACS in Dowagiac, Michigan (the “Michigan Property”), (v) an aircraft mortgage and security agreement by Ault Aviation on a private aircraft owned by Ault Aviation (the “Aircraft”), and (vi) deposit account control agreements over certain bank accounts held by certain of our subsidiaries.

In addition, pursuant to the 2023 Loan Agreement, we agreed to establish a segregated deposit account (the “Segregated Account”), which would be used as a further guarantee of repayment of the Secured Notes. $3.5 million of cash was paid into the Segregated Account on the closing date. We are required to have the minimum balance in the Segregated Account be not less than $7 million, $15 million, $20 million and $27.5 million on the five-month, nine-month, one-year and two-year anniversaries of the closing date, respectively. In addition, starting on March 31, 2024, we were required to deposit $0.3 million monthly into the Segregated Account, which increases to $0.4 million monthly starting March 31, 2025. Further, we agreed to deposit into the Segregated Account, (i) up to the first $7 million of net proceeds, if any, from the sale of the Hilton Garden Inn in Madison West, the Residence Inn in Madison West, the Courtyard in Madison West, and the Hilton Garden Inn in Rockford; (ii) 50% of cash dividends (on a per dividend basis) received from Circle 8 on or after June 30, 2024; (iii) 30% of the net proceeds from any bond offerings we conduct, which shall not exceed $9 million in the aggregate; and (iv) 25% of the net proceeds from cash flows, collections and revenues from loans or other investments made by Ault Lending (including but not limited to sales of loans or investments, dividends, interest payments and amortization payments), which shall not exceed $5 million in the aggregate. In addition, if we decide to sell certain assets, we further agreed to deposit funds into the Segregated Account from the sale of those assets, including, (i) $15 million from the sale of the Florida Property, (ii) $11 million from the sale of the Aircraft, (iii) $17 million from the sale of the Michigan Property, (iv) $350 per Miner, subject to a de minimis threshold of $1 million, and (v) $10 million from the sale of Circle 8.

On May 15, 2024, the 2023 Loan Agreement was amended to extend the date by which we were required to have a specified minimum balance in the Segregated Account from May 15, 2024 to July 22, 2024, and the specified minimum balance to be in the account as of such date was increased from $7 million to $7.4 million.

On January 12, 2024, pursuant to the approval provided by our stockholders at the annual meeting of stockholders, we filed an Amendment to our Certificate of Incorporation with the State of Delaware to effectuate a reverse stock split of our common stock affecting both the authorized and issued and outstanding number of such shares by a ratio of one-for-twenty-five. The reverse stock split became effective on January 16, 2024. All share amounts in this prospectus supplement have been updated to reflect the reverse stock split.

On January 31, 2024, Ault Lending entered into a securities purchase agreement (the “January 2024 SPA”) with Alzamend Neuro, Inc. (“Alzamend”), pursuant to which Alzamend agreed to sell, in one or more closings, to Ault Lending up to 6,000 shares of Series B convertible preferred stock (the “ALZN Series B Preferred”) and warrants to purchase up to 6.0 million shares of Alzamend common stock (the “ALZN Series B Warrants”) for a total purchase price of up to $6.0 million. On January 31, 2024, Ault Lending purchased 1,220 shares of ALZN Series B Preferred and warrants to purchase 122,000 shares for a total purchase price of $1.22 million. The purchase price was paid by the cancellation of $1.22 million of cash advances made by Ault Lending to Alzamend between November 9, 2023 and January 31, 2023. Each share of ALZN Series B Preferred has a stated value of $1.00 per share and is convertible into a number of shares of Alzamend’s common stock determined by dividing the stated value by $10.00, subject to adjustment in the event of an issuance of Alzamend common stock at a price per share lower than the conversion price, as well as upon customary stock splits, stock dividends, combinations or similar events. The ALZN Series B Warrants are exercisable on the first business day after the six-month anniversary of issuance and have a five-year term, expiring on the fifth anniversary of the initial exercise date. The exercise price of the ALZN Series B Warrants is $12.00, subject to adjustment in the event of an issuance of Alzamend common stock at a price per share lower than the conversion price, as well as upon customary stock splits, stock dividends, combinations or similar events.

S-2

On each of March 7, 2024, March 8, 2024, March 18, 2024, March 19, 2024 and April 17, 2024, pursuant to the securities purchase agreement we entered into with Ault & Company, dated as of November 6, 2023 (the “November 2023 SPA”), we sold to Ault & Company 500 shares of Series C Convertible Preferred Stock and warrants to purchase 147,820 shares of common stock to the Purchaser, for a purchase price of $500,000.  As of the date of this prospectus supplement, Ault & Company has purchased an aggregate of 44,000 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 13,008,131 shares of common stock, for an aggregate purchase price of $44.0 million.

On March 11, 2024, we entered into a note purchase agreement with two institutional investors (the “Buyers”) pursuant to which the Buyers purchased from the Company, on March 12, 2024 in a registered direct offering to the Buyers an aggregate of $2,000,000 principal face amount convertible promissory notes (the “Notes”). The Notes were sold to the Buyers for an aggregate purchase price of $1,800,000, which reflected an original issue discount of $200,000. The Notes accrue interest at the rate of 6% per annum, unless an event of default (as defined in the Notes) occurs, at which time the Notes would accrue interest at 12% per annum. The Notes were subsequently converted in full into shares of common stock at a conversion price of $0.35 per share.

On March 26, 2024, pursuant to the January 2024 SPA, Ault Lending purchased 780 shares of ALZN Series B Preferred Stock and ALZN Series B Warrants to purchase 78,000 shares of Alzamend common, for a purchase price of $780,000.  As of the date of this prospectus supplement, Ault Lending has purchased an aggregate of 2,000 shares of ALZN Series B Preferred and ALZN Series B Warrants to purchase an aggregate of 200,000 shares of Alzamend common stock, for an aggregate purchase price of $2.0 million.

On March 25, 2024 we entered into an amendment to the (a) November 2023 SPA, (b) the related Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Convertible Stock and (c) the number of Series C Warrants, to provide for (i) an increase in the dollar amount of the Series C Convertible Preferred Stock that Ault & Company may purchase from us from $50,000,000.00 to $75,000,000.00 and (ii) extended the date of on which the final closing may occur to June 30, 2024, subject to Ault & Company’s ability to further extended such date for ninety days.

Effective April 29, 2024, we issued to an accredited investor a term note with a principal face amount of $1,705,000. The note bears interest at the rate of 15% per annum and the note was issued with an original issuance discount. The maturity date of the note was May 17, 2024. The note contained a standard and customary event of default for failure to make payments when due under the note. The purchase price for the note was $1,550,000.

On June 4, 2024, we entered into a Loan Agreement (the “2024 Credit Agreement”) with OREE Lending Company, LLC and Helios Funds LLC, as lenders. The 2024 Credit Agreement provides for an unsecured, non-revolving credit facility in an aggregate principal amount of up to $20,000,000, provided, however, that at no point will we be allowed to have outstanding loans under the 2024 Credit Agreement in a principal amount received of more than $2,000,000. The lenders made a loan to the Company of $1,500,000 on June 4, 2024. The loans under the 2024 Credit Agreement are due December 4, 2024, provided, however, that if on such date, we have executed an equity line of credit agreement relating to the sale of shares of our 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Series D Preferred Stock”), which was executed on June 20, 2024, have an effective registration statement relating thereto and are not currently in default under such agreement, then the maturity date shall be automatically extended until June 4, 2025. The lenders are not obligated to make any further loans under the 2024 Credit Agreement after the maturity date described above. Loans under the 2024 Credit Agreement will be evidenced by promissory notes (the “Promissory Notes”) and will include the addition of an original issuance discount of 20% to the amount of each loan and all loans will bear interest at the rate of 15.0% per annum and may be repaid at any time without penalty or premium.

On June 23, 2024, our subsidiaries, Ault Disruptive and GIGA, entered into to an Agreement and Plan of Merger with ADRT Merger Sub, Inc., a direct and wholly owned subsidiary of Ault Disruptive, whereby ADRT Merger Sub, Inc. will merge with and into GIGA, with GIGA being the surviving corporation and thereby becoming a wholly owned subsidiary of Ault Disruptive. Upon the closing of the merger, it is expected that Ault Disruptive will be renamed Gresham Worldwide, Inc., and thereafter remain listed on the NYSE American under a new ticker symbol, “GWWI.”

On June 20, 2024, we entered into a purchase agreement (the “ELOC Purchase Agreement”) with Orion Equity Partners, LLC (“Orion”). The ELOC Purchase Agreement provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Orion to purchase up to an aggregate of $25 million of shares of our Series D Preferred Stock over the 36-month term of the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, after the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of a registration statement, we have the right to submit to Orion an advance notice (each, an “Advance Notice”) directing Orion to purchase any amount up to 40% of the average of the daily value traded (as defined in the ELOC Purchase Agreement) of our Series D Preferred Stock during the ten trading days immediately preceding an Advance Notice, subject to the Ownership Limitation (as defined in the ELOC Purchase Agreement). We control the timing and number of sales of our Series D Preferred Stock to Orion. Orion has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement.

S-3

In consideration for Orion’s execution the ELOC Purchase Agreement, we are required to issue to Orion, as a commitment fee, a number of shares of our Series D Preferred Stock having an aggregate dollar value equal to $500,000 (“Commitment Fee Shares”). Within one business day of the effectiveness of a registration statement, we shall deliver irrevocable instructions to our transfer agent to electronically transfer to Orion that number shares of our Series D Preferred Stock having an aggregate dollar value equal to $100,000 based on the per share price, which price shall be equal to the simple average of the daily closing price of the Series D Preferred Stock during the five trading days immediately preceding the effectiveness of the registration statement (the “Initial Issuance”). In addition, we shall deliver irrevocable instructions to our transfer agent to electronically transfer Orion that number of shares of our Series D Preferred Stock having an aggregate dollar value equal $100,000 based on the per share price on each of the two, four, six and eight month anniversaries of the Initial Issuance based on the per share price which price shall be equal to the simple average of the daily closing price of the Series D Preferred Stock during the seven trading days immediately preceding the two, four, six and eight month anniversary, as applicable.

Our Corporate Structure

On January 3, 2023, we changed our name from BitNile Holdings, Inc. to Ault Alliance, Inc. (the “Name Change”). The Name Change was effected through a parent/subsidiary short form merger pursuant to an Agreement and Plan of Merger dated December 20, 2022. Neither the merger nor the Name Change affected the rights of our security holders. Our common stock is traded on the NYSE American under the symbol “AULT.” Existing stock certificates that reflect a prior corporate name continue to be valid. Certificates reflecting the new corporate name are issued as old stock certificates are tendered for exchange or transfer to our transfer agent.

In March 2024, we reorganized our corporate structure pursuant to a series of transactions by and among the Company and its directly and indirectly owned subsidiaries as well as third parties. The purpose of the reorganization was to simplify our organizational and reporting structure to more accurately reflect our business operations. As a result of the foregoing transactions, our corporate structure is currently as follows:

Ault Alliance, Inc.
Ault Capital Group, Inc.1 100%
Sentinum, Inc. 100%
RiskOn International, Inc. Majority Owned
TurnOnGreen, Inc. Majority Owned
Gresham Worldwide, Inc. Majority Owned
Ault Lending, LLC 100%
Circle 8 HoldCo, LLC Majority Owned
Circle 8 Crane Services, LLC 100%
Alliance Cloud Services, LLC 100%
BNI Montana, LLC 100%
BitNile.com, Inc. 100%
RiskOn360, Inc. 100%
GuyCare, Inc. 100%
GuyCare Management, Inc. 100%
TOG Technologies, Inc. 100%
Digital Power Corporation 100%
Microsource, Inc. 100%
Gresham Holdings, Inc. 100%
Gresham Power Electronics Limited 100%
Microphase Corporation Majority Owned
Relec Electronics Ltd. 100%
Enertec Systems 2001 Ltd. 100%
*Ownership percentages reflect what Ault Alliance, Inc. owns, either through ownership of voting securities, by contract or otherwise, and may include securities that Ault Alliance is not currently deemed to beneficially own, in accordance with SEC rules and regulations, because of beneficial ownership and/or national securities exchange limitations.

1. In addition to Ault Lending, LLC, Ault Capital Group, Inc., owns, directly or indirectly, the following entities: Ault Aviation, LLC, Ault Energy, LLC, Ault Global Real Estate Equities, Inc., Third Avenue Apartments, LLC, AGREE Madison, LLC, Ault Disruptive Technologies Company, LLC, Eco Pack Technologies, Inc., Eco Pack Technologies Ltd., Avalanche International Corp., MTIX Ltd.

Corporate Information

 We are a Delaware corporation, initially formed in California in 1969 and reincorporated in Delaware in 2017. We are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141. Our phone number is (949) 444-5464 and our website address is www.ault.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement.

S-4

THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Note and our Common Stock, see “Description of the Note” and “Description of Our Common Stock.”

The Note

Issuer:	Ault Alliance, Inc.

Note Offered:	Up to $5.39 million principal face amount of a convertible Note.

Original Issue Discount:	The Note is being sold with a 10% original issue discount.

Interest Rate:	The Note will accrue interest at the rate of 15% per annum. Upon an event of default (as defined in the Note), the Note would accrue interest at 18% per annum.

Maturity Date:	The Note will mature on October 19, 2024.

Conversion Price:	$0.22 per share, subject to adjustment. If, on the Adjustment Date, the closing bid price of the Common Stock is lower than the Conversion Price, then the Conversion Price shall be reduced to eighty-five percent (85%) of the closing bid price of the Common Stock on the Adjustment Date. However, if, after the issuance date and prior to the date on which Stockholder Approval is obtained, the Holder has converted a portion of the outstanding amount under this Note into Conversion Shares in an aggregate amount equal to the NYSE Limit, then the Adjustment Date shall be extended for each Exchange Cap Deferral Day.

Ranking:	The Note will be unsecured and rank junior to any senior indebtedness.

Events of Default:	Events of default under the Note include failures to pay amounts due under the Note when required, defaults in covenants, bankruptcy events, failure to obtain Stockholder Approval and suspension or delisting from trading of our Common Stock on an eligible exchange. The holder may require us to repay the principal amount of the then outstanding principal amount of the Note plus accrued and unpaid interest as of the date of the Event of Default.

Share of Common Stock Issuable upon Conversion of the Note

Shares Issuable upon Conversion:	Up to 24,500,000 Conversion Shares, based on the Conversion Price, without regard to the possible reset on the Adjustment Date not including any accrued but unpaid interest, subject to limitations described below and adjustment upon the split or combination of our Common Stock and certain similar events.

Limitation on Beneficial Ownership:	A holder of the Note will not have the right to convert any portion of the Note, and we will not effect any conversion of any portion of the Note, to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock calculated in accordance with Section 13(d) of the Exchange Act.

NYSE Limit:	Pursuant to the rules of the NYSE American, where our Common Stock is listed, we may not issue such number of Conversion Shares in excess of the NYSE Limit absent Stockholder Approval and NYSE approval, which we have agreed with the Investor to seek but have not obtained. As a result, currently the maximum number of Conversion Shares we may issue to the Investor is 7,165,678.

S-5

General

Use of Proceeds:	We expect to receive up to $4,900,000 of gross proceeds from the sale of the Note, which will be used to repay certain outstanding indebtedness to the Investor, which as of July 19, 2024 will be approximately $951,604, and for working capital purposes. We will not receive any proceeds from the issuance of Conversion Shares upon conversion of the Note.

Risk Factors:	Investing in the Common Stock involves a high degree of risk and uncertainty. You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, along with the information included under the same heading the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to invest in the securities.

No Public Trading Market:	The Note will be a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the Note will develop or as to the liquidity of any market that may develop.

NYSE American Common Stock Symbol:	AULT

Note Purchase Agreement

General:	We have entered into the Note Purchase Agreement with the Investor. The Note Purchase Agreement contains representations, warranties, covenants, termination provisions and indemnification provisions customary for transactions of this type.

S-6

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K for the period ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended March 31, 2024, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with the other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. The risks or uncertainties described in these documents are not the only ones we face, but those that we consider to be material as of the date hereof. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. You should not consider past financial performance to be a reliable indicator of future performance, nor should you rely on historical trends to anticipate results or trends in future periods. If any of these risks or uncertainties actually occurs, our business, financial condition, results of operations, or cash flow could be harmed and result in a loss of part or all of your investment. Please also read carefully the section below titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering

We have no current plans to make an application to list the Note for trading on any exchange or market and we cannot assure you that a market will develop.

There is currently no public market for the Note. We do not currently intend to make an application to list the Note for trading or quotation on any national securities exchange or other trading medium. We cannot assure you that a trading market for the Note will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any markets that may develop for the Note, your ability to sell your Note or the prices at which you will be able to sell your Note. Future trading prices of the Note may be less than the price you pay for it and will depend on many factors, including prevailing interest rates, our financial condition and results of operations, any current ratings assigned to the Note and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the:

•	propensity of existing holders to trade their positions in the Note;

•	time remaining to the maturity of the Note;

•	outstanding amount of the Note; and

•	level, direction and volatility of market interest rates generally.

Risks Related to the Note

Upon an event of default, we may not be able to make such accelerated payment under the Note.

The Note contains customary events of default, including for non-payment, breach of covenants, bankruptcy, failure to timely obtain the Stockholder Approval, change of control, and suspension or delisting from trading of our Common Stock on an eligible exchange. We will require additional financing to continue to conduct our operations and to comply with the terms of the Note. Such additional financing may not be available on acceptable terms or at all.

Upon an event of default, the outstanding principal amount of the Note plus any other amounts owed under the Note will become immediately due and payable and the holder of the Note could accelerate the amounts due. A default would also likely significantly reduce the market price of our Common Stock.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

We and our subsidiaries may be able to incur substantial additional debt in the future. Some of these transactions may have potentially adverse effects on the holder of the Note. In addition, we will not be restricted under the terms of the Note from taking a number of other actions that could have the effect of diminishing our ability to make payment on the Note when due. If we incur additional indebtedness, the related risks that we now face would intensify and could further exacerbate the risks associated with our ability to service our indebtedness.

S-7

The Note is an unsecured obligation and will be effectively subordinated to all of our secured debt.

The Note is our unsecured obligation, ranking equally with our other unsecured indebtedness. The Note is not secured by any of our assets. As a result, the indebtedness represented by the Note will effectively be subordinated to our existing senior indebtedness, including our secured indebtedness, and any future secured indebtedness that we may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any dissolution, winding up, liquidation, reorganization or other similar proceeding, any secured creditors would have a superior claim to the extent of their collateral.

The Note will be structurally subordinated to all existing and future liabilities of our subsidiaries.

We conduct a majority of our operations through our subsidiaries, which are distinct legal entities from us. The Note is an obligation exclusively of Ault Alliance and is not guaranteed by any of our subsidiaries. As a result, the Note is subordinate to all existing and future liabilities of our subsidiaries. In the event of any dissolution, winding up, liquidation, reorganization or other similar proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holder of the Note. As a result, you may receive less than you are entitled to receive or recover nothing if any dissolution, winding up, liquidation, reorganization or other similar proceeding occurs.

We may not be able to repurchase the Note upon a Fundamental Transaction.

Upon the occurrence of a “Fundamental Transaction” as defined in the Note, the holder of the Note will have the right to require us to repurchase the Note (or any portion of the Note) at the principal amount plus accrued and unpaid interest to the date of repurchase. The source of funds for any such repurchase of the Note will be our available cash or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Note upon a Fundamental Transaction because we may not have sufficient financial resources to purchase the entire dollar amount of the Note. Our failure to repurchase the Note upon a Fundamental Transaction would be a default under the Note.

Some significant restructuring transactions may not constitute a Fundamental Transaction, in which case you would not be entitled to require us to repurchase the Note.

Upon the occurrence of a Fundamental Transaction, as that term is defined in the Note, the noteholder has the right to require us to repurchase the Note. However, the Fundamental Transaction provisions will not afford protection to the holder of the Note in the event of other transactions that could adversely affect the Note. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a Fundamental Transaction requiring us to repurchase the Note. In the event of any such transaction, the holder would not have the right to require us to repurchase the Note, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holder of the Note.

Some significant strategic or financing transactions may not constitute a Fundamental Transaction, in which case we would not be obligated to deliver a new note or other securities to the holder of the Note.

If, while the Note is outstanding, we enter into a Fundamental Transaction, the holder of the Note will have the right to receive an instrument of the acquiring or successor entity that is convertible for a proportionate number of shares of capital stock of such entity at a proportionate conversion price per share relative to the number of shares of our Common Stock for which the Note could be converted prior to such Fundamental Transaction. However, certain transactions, such as a sale of less than 50% of the outstanding shares of our Common Stock, may not constitute a Fundamental Transaction requiring us to deliver a new note or other securities to the holder of the Note. In the event of such a transaction, the holder of the Note would not have the right to require us to deliver it a new note or other securities, even though such a transaction could be highly dilutive to the ownership interests of existing stockholders.

The Fundamental Transaction feature of the Note may delay or prevent an otherwise beneficial attempt to take over our company.

As noted above, if while the Note is outstanding, we enter into a Fundamental Transaction, the holder of the Note will have the right to receive an instrument of the acquiring or successor entity. In addition, if the Fundamental Transaction also constitutes a “Change of Control,” as such term is defined in the Note, the holder may require us, or the successor entity, to repurchase the Note for an amount in cash (or, in the case of a Change of Control transaction that is not within our control, in the same form of consideration received by holders of our Common Stock in connection with such transaction, which may include shares of capital stock of a successor entity) based upon the formula in the Note. The formula set forth in the Note is intended to approximate the value of the option inherent in the Note at the relevant time. These provisions may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to the holder of the Note.

S-8

The Note will not be issued pursuant to an indenture qualified under the Trust Indenture Act.

The Note will not be issued pursuant to an indenture qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). Accordingly, the holder of the Note will not have the benefits of the protections of the TIA. Accordingly, it may in some circumstances be difficult for the holder of the Note to take action to enforce its rights under the Note.

The holder of the Note will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until such holder converts its Note and acquires our Common Stock.

The holder of the Note will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder converts its Note and acquires our Common Stock. As a result, absent conversion of the Note, a holder of the Note will not have the ability to vote their shares underlying the Note, which may limit the influence that the Investor in our offering may have over the outcome of matters submitted to our stockholders for a vote.

The Note will become convertible into our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

The Note is convertible into shares of our Common Stock at a conversion price of $0.22, subject to adjustment. If, on the Adjustment Date, the closing bid price of the Common Stock is lower than the Conversion Price, then the Conversion Price shall be reduced to eighty-five percent (85%) of the closing bid price of the Common Stock on the Adjustment Date. However, if, after the issuance date and prior to the date on which Stockholder Approval is obtained, the Holder has converted a portion of the outstanding amount under this Note into Conversion Shares in an aggregate amount equal to the NYSE Limit, then the Adjustment Date shall be extended for each Exchange Cap Deferral Day. Based on the Conversion Price, without regard to the possible reset on the Adjustment Date, the principal face amount of the Note, not including any accrued but unpaid interest, would be convertible into approximately 24,500,000 Conversion Shares. However, because of the NYSE Limit, the Note cannot be converted into more than 7,165,678 shares of our Common Stock, unless and until we obtain the Stockholder Approval. As a result, the maximum number of Conversion Shares we may currently issue to the Investor is 7,165,678. The shares of our Common Stock issued upon conversion of the Note will result in dilution to the then existing holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

S-9

USE OF PROCEEDS

We expect to receive up to $4,900,000 of gross proceeds from the sale of the Note, which will be used to repay certain outstanding indebtedness to the Investor, which as of July 19, 2024 will be approximately $951,604, and for working capital purposes. We will not receive any proceeds from the issuance of Conversion Shares upon conversion of the Note.

On December 11, 2023, we issued a short-term promissory note to the Investor in the principal face amount of $1,325,000 (the “Term Note”) for a purchase price of $1.25 million. The Term Note was originally due on December 18, 2023 (the “Maturity Date”) and did not accrue interest unless we committed an event of default (as defined in the Term Note), at which time, the Term Note would accrue interest at the rate of 18% per annum.

On December 26, 2023, but effective as of December 18, 2023, we and the Investor entered into the first amendment to the Term Note, pursuant to which the Maturity Date was extended until January 5, 2024, the Term Note would accrue interest at the rate of 18% per annum from December 19, 2023 through the date the Term Note was repaid in full, and we increased the principal amount of the Term Note by six percent of the total amount due under the Term Note as of December 18, 2023.

On January 12, 2024, but effective as of January 5, 2024, we and the Investor entered into the second amendment to the Term Note, pursuant to which the Maturity Date was extended until January 23, 2024 and we increased the principal amount of the Term Note by seven and one-half percent of the total amount due under the Term Note as of January 5, 2024.

On March 30, 2024, but effective as of January 23, 2024, we and the Investor entered into the third amendment to the Term Note, pursuant to which the Maturity Date was extended until April 30, 2024, and we increased the principal amount of the Term Note by ten percent of the total amount due under the Term Note as of January 23, 2024 and an additional five percent of the total amount due under the Term Note as of March 30, 2024.

In conjunction with the Note Purchase Agreement, we further agreed to increase the principal amount of the Term Note by ten percent of the total amount due under the Term Note as of July 19, 2024.

In addition, we previously agreed to pay $250,000 to the Investor for the repurchase of shares of Common Stock held by the Investor (the “Repurchase Agreement”). In conjunction with the Note Purchase Agreement, we agreed to increase the amount owed under the Repurchase Agreement by ten percent of the total amount owed.

As of the date of this prospectus supplement, the total amount due under the Term Note, including accrued but unpaid interest, and the Repurchase Agreement, is $951,604.

We will bear all of the expenses of this offering, and such expenses will be paid out of our general funds.

S-10

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering a $5,390,000 principal face amount Note. We have entered into the Note Purchase Agreement with the Investor for the full amount of the offering. The Note Purchase Agreement contains representations, warranties, covenants, termination provisions and indemnification provisions customary for transactions of this type. The Note Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K on the date of this prospectus supplement and will be incorporated by reference into this prospectus supplement. This summary of the material provisions of the Note Purchase Agreement does not purport to be a complete statement of its terms and conditions. The securities are being offered directly to the Investor without a placement agent, underwriter, broker or dealer.

Our obligation to issue and sell the Note to the Investor is subject to the conditions set forth in the Note Purchase Agreement. The Investor’s obligation to purchase the Note is subject to conditions set forth in the Note Purchase Agreement as well.

The public offering price of the Note was negotiated by us and the Investor based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the offering price include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant.

We expect that the sale of the Note will be completed on or about July 19, 2024.

We have agreed to indemnify the Investor in this offering against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such indemnified party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by us in the Note Purchase Agreement. We have agreed to pay the legal fees of the Investor’s legal counsel in the amount of $30,000. We will be responsible for and will pay all expenses relating to this offering. We estimate that the total expenses of this offering, excluding the fee of Investor’s counsel, will be approximately $10,000.

S-11

DESCRIPTION OF THE NOTE

The following description is intended to be an overview of the material provisions of the Note. In this description, the terms the “Company,” “we,” “our” and “us” each refer to Ault Alliance, Inc. and not any of our subsidiaries. This summary is not complete and is qualified in its entirety by reference to the Note and the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them by the Note.

General

The Note will not be issued pursuant to an indenture. The Note is being issued pursuant to the Note Purchase Agreement, which we expect to sell to the Investor on July 19, 2024 for a purchase price of $4,900,000. The Note will be sold with an original issue discount of 10%.

Ranking

The Note will be unsecured and rank junior to any senior indebtedness.

Interest

The Note will accrue interest at the rate of 15% per annum. Upon an event of default (as defined in the Note), the Note would accrue interest at 18% per annum.

Maturity Date

The Note will mature on October 19, 2024.

Conversion

The Note is convertible at any time after NYSE approval of the Supplemental Listing Application into shares of our Common Stock at a conversion price equal to $0.22 per share, subject to adjustment. If, on the Adjustment Date, the closing bid price of the Common Stock is lower than the Conversion Price, then the Conversion Price shall be reduced to eighty-five percent (85%) of the closing bid price of the Common Stock on the Adjustment Date. However, if, after the issuance date and prior to the date on which Stockholder Approval is obtained, the Holder has converted a portion of the outstanding amount under this Note into Conversion Shares in an aggregate amount equal to the NYSE Limit, then the Adjustment Date shall be extended for each Exchange Cap Deferral Day.

The Note may be converted on any business day, in whole or in part, by delivery of a duly completed and executed written notice of the holder’s election to convert. Within two trading days following the delivery of the conversion notice, we are obligated to deliver the Conversion Shares to the Investor. The holder, or any assignee thereof, may be entitled to certain remedies (including liquidated damages) under the Note if we fail to deliver Conversion Shares in a timely fashion to the holder upon conversion.

Limitations on Beneficial Ownership and Issuances

No holder of the Note will have the right to convert any portion of the Note, and we will not effect any conversion of any portion of the Note, to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock calculated in accordance with Section 13(d) of the Exchange Act. The holder of the Note will be required to make a representation in connection with any conversion of the Note to the effect that, after giving effect to such conversion, such holder would not beneficially own in excess of 9.99% of the outstanding shares of our Common Stock calculated in accordance with Section 13(d) of the Exchange Act.

In addition, pursuant to the rules of the NYSE American, where our Common Stock is listed, we may not issue such number of Conversion Shares that exceeds in the aggregate the NYSE Limit, which is 19.99% of our shares of Common Stock issued and outstanding on the date of execution of the Note Purchase Agreement absent stockholder approval and subsequent NYSE approval, neither of which has been obtained as of the date of this prospectus supplement.

Reservation of Shares

We are obligated to reserve for issuance a number of shares of our Common Stock sufficient to allow for the conversion of the maximum amount remaining under the Note, without regard to any limitations on beneficial ownership or limits imposed under the NYSE Limit. A holder may be entitled to certain remedies (including liquidated damages) set forth in the Note if we fail to issue Conversion Shares upon conversion because we do not have a sufficient number of authorized and unreserved shares of our common stock to allow for the conversion of the Note.

S-12

Rights of Holder to Participate in Certain Distributions and Purchases

If, while the Note is outstanding, we pay dividends on our Common Stock or make distributions of our assets (or rights to acquire our assets), or grant, issue or sell any rights to purchase securities on a pro rata basis to holders of our Common Stock, the holder of the Note will generally be entitled to participate in those dividends or purchase rights if they subsequently convert their Note into Conversion Shares as if they held the number of shares of Common Stock on the record date for such corporate event.

Fundamental Transaction and Changes of Control

While the Note is outstanding, we may not enter into a “Fundamental Transaction,” as defined in the Note (which generally refers to a merger, sale of a substantial amount of assets or other business combination transaction) unless such successor entity assumes in writing all obligations of the Company under the Note in accordance with its terms. If we enter into a Fundamental Transaction, then the holder of the Note will have the right to receive an instrument of the acquiring or successor entity that is convertible into a proportionate number of shares of capital stock of such entity at a proportionate conversion price per share relative to the number of shares of our Common Stock for which the Note could be converted prior to such Fundamental Transaction. In addition, if the Fundamental Transaction also constitutes a “Change of Control” as defined in the Note, the holder of the Note may require us, or the successor entity, to repurchase the Note for an amount in cash (or, in the case of a Change of Control transaction that is not within our control, in the same form of consideration received by holders of our Common Stock in connection with such transaction, which may include shares of capital stock of a successor entity) based upon the formula in the Note. The formula set forth in the Note is intended to approximate the value of the option inherent in the Note at the relevant time.

Events of Default

The following are summaries of events of default (an “Event of Default”) with respect to the Note:

(i)	the effectiveness of the registration statement that is governed by this prospectus supplement lapses for any reason (including, without limitation, the issuance of a stop order) or such registration statement (or this prospectus supplement) is unavailable to any holder of Conversion Shares, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of fifteen (15) days in any 365-day period, provided, however, that no such Event of Default shall occur if the Conversion Shares can be issued without any restrictive legend pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended;

(ii)	the suspension from trading or failure of the Common Stock to be trading or listed on an eligible market for a period of seven (7) consecutive trading days;

(iii)	our (A) failure to cure a conversion failure by delivery of the required number of Conversion Shares within five (5) trading days after the applicable conversion date or (B) notice, written or oral, to any holder of the Note, including, without limitation, by way of public announcement or through any of our agents, at any time, of our intention not to comply, as required, with a request for conversion of the Note into Conversion Shares that is requested in accordance with the provisions of the Note, other than as set forth therein;

(iv)	a default in the payment when due of principal of the Note, interest or other amounts when and as due under the Note and the failure to pay (except for the failure to pay Interest) remains uncured for a period of at least five trading days;

(v)	certain events of bankruptcy affecting the Company or any subsidiary;

(vi)	we breach any representation or warranty, in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive trading days;

(vii)	we provide a materially false or inaccurate certification as to whether any Event of Default has occurred;

(viii)	we fail to timely obtain the Stockholder Approval;

(ix)	we fail to repay the outstanding indebtedness, as described under the use of proceeds, within one business after closing;

(x)	any Material Adverse Effect (as defined in the Note Purchase Agreement) occurs.

No later than one Business Day after we become aware of an Event of Default, we must provide written notice of such Event of Default to the Note holder. If an Event of Default as a result of certain events of bankruptcy affecting the Company occurs, then the outstanding portion of the principal amount of, and all accrued and unpaid interest on, the Note will immediately become due and payable without any further action or notice by any Person. If an Event of Default (other than a bankruptcy Event of Default with respect to the Company) occurs and has not been waived by the holder, then the holder, by notice to the Company, may declare the Note to become due and payable following the date of such notice for cash in an amount equal to the then outstanding principal amount of the Note, plus accrued and unpaid interest.

S-13

Governing Law

The internal law of the state of New York will govern and be used to construe the Note.

DESCRIPTION OF OUR COMMON STOCK

The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the provisions of the General Corporation Law of the State of Delaware, as amended.

We are authorized to issue 500,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock, par value $0.001 per share.  As of July 18, 2024, there were 35,846,318 shares of our Class A common stock issued and outstanding and no shares of Class B common stock issued or outstanding. The outstanding shares of our Common Stock are validly issued, fully paid and nonassessable. In this prospectus supplement, all references solely to “Common Stock” refer to the Class A common stock, except where otherwise indicated.

Common Stock

Holders of our shares of Class A common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of our shares Class B common stock are entitled to ten votes for each share on all matters submitted to a shareholder vote. Holders of our Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.

Holders of our Common Stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our Common Stock. Our Common Stock has no preemptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare, 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129.

S-14

LEGAL MATTERS

The validity of the Note offered by this prospectus supplement is being passed upon for us by our counsel, Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Ault Alliance, Inc. (f/k/a BitNile Holdings, Inc.) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, included in the 2023 Annual Report on Form 10-K, and related notes, have been audited by Marcum, LLP, an independent registered public accounting firm, as set forth in their report thereon which is incorporated herein by reference, are based in part on the report of Ziv Haft, independent registered public accounting firm. Such consolidated financial statements have been incorporated by reference in reliance upon the reports pertaining to such consolidated financial statements of such firms given upon their authority as experts in auditing and accounting.

The report of Ziv Haft on the financial statements of ENERTEC SYSTEMS 2001 LTD, as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, not included herein, incorporated by reference in this prospectus supplement and in the prospectus have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Commission, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The Commission also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read, without charge, and copy the documents we file at the Commission’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission are available to the public at no cost from the SEC’s website at http://www.sec.gov.

The reports and other information filed by us with the Commission are also available at our website, www.ault.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus.

S-15

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Commission under the Securities Act. This prospectus supplement and the accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Commission permits us to “incorporate by reference” the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Information that we file later with the Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the Commission, and incorporate by reference in this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 16, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 20, 2024;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 12, 2024 (Items 5.03 and 5.07 only), March 8, 2024, March 12, 2024, March 19, 2024, an amendment to the Current Report on Form 8-K originally filed with the SEC on November 7, 2023 that was filed with the SEC on March 26, 2024, April 4, 2024, April 16, 2024, April 17, 2024, April 18, 2024 (Items 1.01 and 3.02 only), April 30, 2024, May 16, 2024, June 5, 2024, June 21, 2024 and June 28, 2024; and

•	The description of our common stock contained in our Annual Report on Form 10-K as Exhibit 4.27 that was filed with the SEC on April 16, 2024.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement that contains the accompanying prospectus of which this prospectus supplement is a part until the offering of the particular securities covered by this prospectus supplement has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Commission rules.

We will provide you, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests should be directed to Ault Alliance, Inc., 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; Tel.: (949) 444-5464; Attention: Mr. Milton C. (Todd) Ault III, Executive Chairman.

S-16

$350,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, rights or units having an aggregate initial offering price not exceeding $350,000,000. The preferred stock, debt securities, warrants, rights and units may be convertible, exercisable or exchangeable for common stock or preferred stock or other securities of ours.

Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on the NYSE American under the symbol “DPW.”  On October 22, 2021, the last reported sale price of our common stock was $2.29.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

      An investment in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 10 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as our subsequently filed periodic and current reports that we file with the Securities and Exchange Commission and which are incorporated by reference into the registration statement of which this prospectus is a part. We may also include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 12, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $350,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

For investors outside the United States: Neither we nor any Underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise stated or the context requires otherwise, references to “AGH,” the “Company,” “we,” “us” or “our” are to Ault Global Holdings, Inc., a Delaware corporation, and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in it contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on our expectations, beliefs, forecasts, intentions and future strategies and are signified by the words “expects,” “anticipates,” “intends,” “believes” or similar language. In addition, any statements that refer to projections of our future financial performance, our anticipated growth, trends in our business and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above, under “Risk Factors” and elsewhere in this prospectus. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and speak only as of the date hereof.

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We disclaim any current intention to update our “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others, could cause actual results to differ materially from those described in the “forward-looking statements”:

•	our continued operating and net losses in the future;

•	our need for additional capital for our operations and to fulfill our business plans;

•	the effect of COVID-19;

•	dependency on our ability, and the ability of our contract manufacturers, to timely procure electronic components;

•	the potential ineffectiveness of our strategic focus on power supply solution competencies;

•	dependency on developer partners for the development of some of our custom design products;

•	dependency on sales of our legacy products for a meaningful portion of our revenues;

•	the possible failure of our custom product development efforts to result in products which meet customers’ needs or such customers’ failure to accept such new products;

•	our ability to attract, retain and motivate key personnel;

•	dependence on a few major customers;

•	dependence on the electronic equipment industry;

•	reliance on third-party subcontract manufacturers to manufacture certain aspects of the products sold by us;

•	reduced profitability as a result of increased competition, price erosion and product obsolescence within the industry;

•	our ability to establish, maintain and expand our OEM relationships and other distribution channels;

•	our inability to procure necessary key components for our products, or the purchase of excess or the wrong inventory;

•	variations in operating results from quarter to quarter;

•	dependence on international sales and the impact of certain governmental regulatory restrictions on such international sales and operations; and

•	the risk factors included in our most recent filings with the SEC, including, but not limited to, our Forms 10-K and 10-Q. All filings are also available on our website at www.aultglobal.com.

ABOUT THE COMPANY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the entire prospectus carefully, including the information set forth under the heading “Risk Factors.”

Company Overview

Ault Global Holdings, Inc., a Delaware corporation formerly known as DPW Holdings, was incorporated in September 2017. We are a diversified holding company owning subsidiaries engaged in, among others, the following operating businesses: commercial and defense solutions, commercial lending, data center operations, cryptocurrency mining and advanced textile technology. Our direct and indirect wholly-owned subsidiaries include Gresham Worldwide, Inc. (“GWW”), TurnOnGreen, Corp., formerly known as Coolisys Technologies Corp. (“TOGI”), Digital Power Corporation, Gresham Power Electronics Ltd. (“Gresham Power”), Enertec Systems 2001 Ltd (“Enertec”), Relec Electronics Ltd. (“Relec”), Digital Power Lending, LLC (“DP Lending”), Ault Alliance, Inc. (“Ault Alliance”) and Tansocial LLC (“Tansocial”). We also have a controlling interest in Microphase Corporation (“Microphase”) and Ault Alliance has a controlling interest in Alliance Cloud Services, LLC (“ACS”) as well as Avalanche International Corp. (“Avalanche”).

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Ault Global Holdings was founded by Milton “Todd” Ault III, its Executive Chairman and is led by Mr. Ault, William B. Horne, its Chief Executive Officer and Vice Chairman and Henry Nisser, its President and General Counsel. Together, they constitute the Executive Committee, which manages the day-to-day operations of the holding company. The Company’s long-term objective is to maximize per share intrinsic value. All major investment and capital allocation decisions are made for the Company by Mr. Ault and the Executive Committee. The Company has three reportable segments:

•	GWW – defense solutions with operations conducted by Microphase, Enertec, Gresham Power and Relec,

•	TOGI – commercial electronics solutions with operations conducted by Digital Power Corporation and EV charging solutions, and

•	Ault Alliance – commercial lending through DP Lending, data center operations through ACS, textile treatment through Avalanche, digital marketing through Tansocial, digital learning and cryptocurrency mining operations.

We operate as a holding company with operations conducted primarily through our subsidiaries. We conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, this means that we do not invest or intend to invest in securities as our primary business and that no more than 40% of our total assets will be invested in investment securities, as that term is defined in the Investment Company Act. Pursuant to the Investment Company Act, companies such as our subsidiary DP Lending are excluded from the definition of an investment company since its business consists of making loans and industrial banking. We also maintain a considerable investment in Avalanche, which does business as MTIX International.

Originally, we were primarily a solution-driven organization that designed, developed, manufactured and sold high-grade customized and flexible power system solutions for the medical, military, telecom and industrial markets. Although we actively seek growth through acquisitions, we will also continue to focus on high-grade and custom product designs for the commercial, medical and military/defense markets, where customers demand high density, high efficiency and ruggedized products to meet the harshest and/or military mission critical operating conditions.

We have operations located in Europe through our wholly-owned subsidiary, Gresham Power Electronics (f/k/a Digital Power Limited) (“Gresham Power”), located in Salisbury, England. Gresham Power designs, manufactures and sells power products and system solutions mainly for the European marketplace, including power conversion, power distribution equipment, DC/AC (Direct Current/Active Current) inverters and UPS (Uninterrupted Power Supply) products. Our European defense business is specialized in the field of naval power distribution products.

On November 30, 2016, we formed DP Lending, a wholly-owned subsidiary. DP Lending provides commercial loans to companies throughout the United States to provide them with operating capital to finance the growth of their businesses. The loans range in duration from six months to three years, DP Lending loans made or arranged pursuant to a California Financing Law license (Lic.no. 60 DBO77905).

On June 2, 2017, we purchased 56.4% of the outstanding equity interests of Microphase Corporation (“Microphase”). Microphase is a design-to-manufacture original equipment manufacturer (“OEM”) industry leader delivering world-class radio frequency (“RF”) and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers (“DLVA”) to the military, aerospace and telecommunications industries. Microphase is headquartered in Shelton, Connecticut.

On January 7, 2020, we formed Coolisys Technologies Corp. (“Coolisys”), a wholly-owned subsidiary. Coolisys operates its existing businesses in the customized and flexible power system solutions for the automotive, medical, military, telecom, commercial and industrial markets, other than the European markets, which are primarily served by Gresham Power. In August 2021, Coolisys changed its name from Coolisys Technologies Corp. to TurnOnGreen, Inc. In April 2021, Coolisys formed TOG Technologies as a Nevada corporation (initially under the name TurnOnGreen, Inc.) to provide flexible and scalable EV charging solutions with a portfolio of residential, commercial and ultra-fast charging products, and comprehensive charging management software and network services.

On September 1, 2017, Digital Power Corporation, a Delaware corporation (“DPC”), a subsidiary of Coolisys since January 20, 2020, acquired all of the outstanding membership interests in Power-Plus Technical Distributors, LLC, a California limited liability company (“Power-Plus”). Power-Plus is an industrial distributor of value added power supply solutions, UPS systems, fans, filters, line cords, and other power-related components. In addition to its current business, Power-Plus serves as an extended sales organization for our overall flexible power system solutions.

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On December 31, 2017, Coolisys Technologies, Inc., a Delaware corporation (“CTI”), entered into a share purchase agreement with Micronet Enertec Technologies, Inc. (“MICT”), a Delaware corporation, Enertec Management Ltd., an Israeli corporation and wholly owned subsidiary of MICT (“EML”), and Enertec Systems 2001 Ltd. (“Enertec”), an Israeli corporation and wholly owned subsidiary of EML, pursuant to which CTI acquired Enertec. Enertec is Israel’s largest private manufacturer of specialized electronic systems for the military market. On May 23, 2018, CTI completed its acquisition of Enertec.

In January 2018, we formed Super Crypto Mining, Inc., a wholly-owned subsidiary, which changed its name to Digital Farms, Inc. (“DFI”) on January 18, 2019. DFI was established to operate our newly formed cryptocurrency business, which pursued a variety of digital currency. Through DFI, we used to mine the top three cryptocurrencies for our own account. These cryptocurrencies included Bitcoin, Litecoin and Ethereum. DFI’s operations were discontinued in the first quarter of 2020.

On May 23, 2018, DP Lending entered into and closed a securities purchase agreement with I. AM, Inc. (“I. AM”), David J. Krause and Deborah J. Krause. Pursuant to the securities purchase agreement, I. AM sold to DP Lending, 981 shares of common stock for a purchase price of $981, representing, upon the closing, 98.1% of I. AM’s outstanding common stock. I.AM owed DP Lending $1,715,330 in outstanding principal, pursuant to a loan and security agreement, between I. AM and DP Lending. The purchase agreement provides that, as I. AM repays the outstanding loan to DP Lending in accordance with the loan agreement, DP Lending will on a pro rata basis transfer shares of common stock of I. AM to David J. Krause, up to an aggregate of 471 shares. I. AM’s operations were discontinued in the first quarter of 2020.

Gresham Worldwide, Inc. was incorporated under the laws of the State of Delaware on November 21, 2018 as DPW Technologies Group, Inc. and effected a name change on December 6, 2019.

On November 30, 2020, we acquired Relec, a privately held company based in Wareham, the United Kingdom. The transaction was structured as a stock purchase under which we paid approximately $4,000,000 with additional contingent cash payments up to approximately $665,000 based on Relec’s future financial performance. The acquisition of Relec has enhanced our presence in industrial and transportation markets in the United Kingdom and Europe and considerably broadened our product portfolio, including high-quality power conversion and display product offerings. Relec specializes in AC-DC power supplies, DC-DC converters, displays and EMC filters.

On January 29, 2021, Alliance Cloud Services, LLC, a majority-owned subsidiary of its wholly-owned subsidiary, Ault Alliance, closed on the acquisition of a 617,000 square foot energy-efficient facility located on a 34.5 acre site in southern Michigan for a purchase price of $3,991,497. The purchase price was paid by the Company using its own working capital.

Corporate Information

We are a Delaware corporation, initially formed in California in 1969 and reincorporated in Delaware in 2017. We are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141. Our phone number is (949) 444-5464 and our website address is www.aultglobal.com.

Recent Events and Developments

Our Corporate Structure

On January 19, 2021, we changed our corporate name from DPW Holdings, Inc., to Ault Global Holdings, Inc. (the “Name Change”). The Name Change was effected through a parent/subsidiary short form merger pursuant to an Agreement and Plan of Merger dated January 7, 2021. Neither the merger nor resulting Name Change affected the rights of our security holders. Our common stock continues to be quoted on the NYSE American under the symbol “DPW.” Existing stock certificates that reflect our prior corporate name will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to our transfer agent. Concurrently with the change in our name, Milton C. Ault, III was appointed as our Executive Chairman, William B. Horne was appointed as our Chief Executive Officer and remains as Vice Chairman of our board of directors, and Henry Nisser was appointed as our President and remains as our General Counsel.

Commencing in October of 2019 and continuing through August 2021, we reorganized our corporate structure pursuant to a series of transactions by and among AGH and our directly and indirectly owned subsidiaries. The purpose of the reorganization was to align our various businesses by the products and services that constitute the majority of each subsidiaries’ revenues. As a result of the foregoing transactions, our streamlined corporate structure is as follows:

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On June 11, 2021, we entered into a securities purchase agreement with Ault & Company, Inc., a Delaware corporation and a stockholder of ours (“A&C”). Pursuant to the terms of the agreement, A&C is entitled to purchase 1,000,000 shares of our common stock for a total purchase price of $2,990,000, at a purchase price per share of $2.99, which was $0.05 per share above the closing stock price on June 10, 2021.

On May 12, 2021, we issued 275,862 shares of common stock to A&C upon the conversion of $400,000 of principal on an 8% Convertible Promissory Note dated February 5, 2020.

On February 10, 2020, we entered into a Master Exchange Agreement (the “Master Exchange Agreement”) with Esousa Holdings, LLC (“Esousa”) that acquired approximately $4.2 million in principal amount, plus accrued but unpaid interest, of certain promissory notes that had been previously issued by us to Dominion Capital, LLC, a Connecticut limited liability company (the “Dominion Note”) and the Canadian Special Opportunity Fund, LP (the “CSOF Note” and with the Dominion Note, the “Esousa Purchased Notes”) in separate transactions. Esousa also agreed to purchase additional notes up to an additional principal amount, plus accrued but unpaid interest, of $3.5 million (the “Additional Notes” and collectively, with the Esousa Purchased Notes, the “Notes”). Pursuant to the Exchange Agreement, Esousa has the unilateral right to acquire shares of our common stock (the “Exchange Shares”) in exchange for the Notes, which Notes evidence an aggregate of up to approximately $7.7 million of indebtedness of the Company. In aggregate, we have issued to Esousa a total of 8,332,904 Exchange Shares.

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On June 26, 2020, we issued to several institutional investors unsecured 12% short-term promissory notes in the aggregate principal amount of $800,000 and seventeen month warrants to purchase an aggregate of 361,991 shares of our common stock at an exercise price of $2.43 per share.

Between August 2020 and November 2020, we received $5,450,000 in loans from Esousa and certain affiliates pursuant to which we agreed to issue unsecured short-term promissory notes with interest rates of 13% and 14% and warrants with terms of approximately one and a half years to purchase an aggregate of 3,850,220 shares of common stock at an average exercise price of $2.28 per share.

On October 2, 2020, we entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC to sell shares of common stock having an aggregate offering price of up to $8,975,000 from time to time, through an “at the market offering” program (the “2020 ATM Offering”). On December 1, 2020, we filed an amendment to the prospectus supplement with the SEC to increase the amount of common stock that may be offered and sold in the ATM Offering, as amended under the Sales Agreement to $40,000,000 in the aggregate, inclusive of the up to $8,975,000 in shares of common stock previously sold in the 2020 ATM Offering. The offer and sale of shares of common stock from the 2020 ATM Offering was made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration No. 333-222132) which became effective on January 11, 2018. Through December 31, 2020, we had received gross proceeds of $39,978,350 through the sale of 12,582,000 shares of common stock from the 2020 ATM Offering. The 2020 ATM Offering was terminated on December 31, 2020.

On January 22, 2021, we entered into an At-The-Market Issuance Sales Agreement, as amended on February 17, 2021 and thereafter on March 5, 2021 (the “2021 Sales Agreement”) with Ascendiant Capital Markets, LLC, or the sales agent, relating to the sale of shares of common stock offered by a prospectus supplement and the accompanying prospectus, as amended by the amendments to the sales agreement dated February 16, 2021 and March 5, 2021. In accordance with the terms of the 2021 Sales Agreement, we may offer and sell shares of common stock having an aggregate offering price of up to $200 million from time to time through the sales agent. As of the date of this prospectus, we had sold an aggregate of 38,171,760 shares of common stock pursuant to the sales agreement for gross proceeds of $168,709,204.

On March 9, 2021, our wholly owned subsidiary, DP Lending, entered into a securities purchase agreement with Alzamend Neuro, Inc., or Alzamend, a related party, to invest $10 million in Alzamend common stock and warrants, subject to the achievement of certain milestones. We agreed to fund $4 million upon execution of the securities purchase agreement and to fund the balance upon Alzamend achieving certain milestones related to the U.S. Food and Drug Administration approval of Alzamend’s Investigational New Drug application and Phase 1a human clinical trials for Alzamend’s lithium based ionic cocrystal therapy, known as AL001. As of the date of this prospectus, we have funded an aggregate of $6 million pursuant to the securities purchase agreement. Under the securities purchase agreement, Alzamend has agreed to sell up to 6,666,667 shares of its common stock to DPL for $10 million, or $1.50 per share, and issue to DPL warrants to acquire up to 3,333,334 shares of Alzamend common stock with an exercise price of $3.00 per share. The transaction was approved by our independent directors after receiving a third-party valuation report of Alzamend.

On June 15, 2021, Alzamend closed an initial public offering at a price to the public of $5.00 per share. DP Lending purchased 2,000,000 shares of Alzamend’s common stock in the initial public offering for an aggregate of $10,000,000. Alzamend’s common stock is listed on The Nasdaq Capital Market under the ticker symbol “ALZN.”

On July 28, 2021, Alzamend received from the U.S. Food and Drug Administration a “Study May Proceed” letter for a Phase 1 study under the Alzamend’s Investigational New Drug application for AL001, a lithium-based ionic cocrystal oral therapy for patients with dementia related to mild, moderate, and severe cognitive impairment associated with Alzheimer’s disease.

On October 26, 2020, we announced that we had successfully converted all of our secured debt, totaling just under $5 million, to equity thus improving our net equity.

On November 2, 2020, I.AM, Inc. filed a voluntary petition for bankruptcy under Chapter 7 in the United States Bankruptcy Court in the Central District of California, Santa Ana Division, case number 8:20-bk-13076.

Settlement of Derivative Litigation

On February 24, 2020, we entered into a definitive settlement agreement (the “Settlement Agreement”) intended to settle the previously disclosed derivative litigation captioned Ethan Young and Greg Young, Derivatively on Behalf of Nominal Defendant, DPW Holdings, Inc. v. Milton C. Ault, III, Amos Kohn, William B. Horne, Jeff Bentz, Mordechai Rosenberg, Robert O. Smith, and Kristine Ault and DPW Holdings, Inc., as the nominal defendant (Case No. 18-cv-6587) (as amended on March 11, 2019, the “Amended Complaint”) against the Company and certain of its officers and directors pending in the United States District Court for the Central District of California (the “Court”). As previously disclosed, the Amended Complaint alleges violations including breaches of fiduciary duties and unjust enrichment claims based on the previously pled transactions.

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On April 15, 2020, the Court issued an Order (the “Order”) approving a Motion for Preliminary Approval of Settlement in the Derivative Action. On July 16, 2020, the Court issued an Order (the “Final Order”) approving a Motion for Final Approval of Settlement in the Derivative Action filed against AGH as a Nominal Defendant and its directors who served on its board of directors on July 31, 2018 who were not dismissed from the action as a result of the Court’s partial grant of the Motion.

On July 16, 2020, the Court entered a Judgement based upon the Final Order.

Under the terms of the Final Order approving the Agreement, the Board shall adopt and/or maintain resolutions and amendments to committee charters and/or the Company’s bylaws to ensure adherence to certain corporate governance policies (collectively, the “Reforms”), which shall remain in effect for no less than five (5) years, subject to any of the following: (a) a determination by a majority of the independent directors that the Reform is no longer in the best interest of the Company, including, but not limited to, due to circumstances making the Reform no longer applicable, feasible, or available on commercially reasonable terms, or (b) modifications which the Company reasonably believes are required by applicable law or regulation.

In connection with the Settlement Agreement, the parties agreed upon a payment of attorneys’ fees in the amount of $600,000 payable by the Company’s Director & Officer liability insurance, which sum was paid. The Settlement Agreement contains no admission of wrongdoing. The Company has always maintained and continues to believe that it did not engage in any wrongdoing or otherwise commit any violation of federal or state securities laws or other laws.

Our Current Business Strategy

As a holding company, our business strategy is designed to increase shareholder value. Under this strategy, we are focused on managing and financially supporting our existing subsidiaries and partner companies, with the goal of pursuing monetization opportunities and maximizing the value returned to shareholders. We have, are and will consider initiatives including, among others: public offerings, the sale of individual partner companies, the sale of certain or all partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize shareholder value, such as activist trading. We anticipate returning value to shareholders after satisfying our debt obligations and working capital needs.

On October 7, 2019, we created an Executive Committee which is comprised of our Executive Chairman, Chief Executive Officer and President. The Executive Committee meets on a daily basis to address the Company’s critical needs and provides a forum to approve transactions which are communicated to our Chief Financial Officer and Senior Vice President of Finance on a bi-weekly basis by our Chief Executive Officer.

Our Executive Committee approves and manages our investment and trading strategy. The Executive Committee has decades of experience in financial, investing and securities transactions. Led by our Founder and Executive Chairman, Milton C. (Todd) Ault III, we seek to find undervalued companies and disruptive technologies with a global impact. We also use a traditional methodology for valuing securities that primarily looks for deeply depressed prices. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. Mr. Ault relies heavily on William B. Horne, our Vice Chairman and Chief Executive Officer, and Henry Nisser, our President and General Counsel, to provide analysis and guidance on all acquisition targets and throughout the acquisition process.

From time to time, we engage in discussions with other companies interested in our subsidiaries or partner companies, either in response to inquiries or as part of a process we initiate. To the extent we believe that a subsidiary partner company’s further growth and development can best be supported by a different ownership structure or if we otherwise believe it is in our shareholders’ best interests, we will seek to sell some or all of our position in the subsidiary or partner company. These sales may take the form of privately negotiated sales of stock or assets, mergers and acquisitions, public offerings of the subsidiary or partner company’s securities and, in the case of publicly traded partner companies, transactions in their securities in the open market. Our plans may include taking subsidiaries or partner companies public through rights offerings and directed share subscription programs. We will continue to consider these and functionally equivalent programs and the sale of certain subsidiary or partner company interests in secondary market transactions to maximize value for our shareholders.

Our Executive Committee acts as the underwriting committee for our subsidiary DP Lending and approves all lending transactions. Under its business model, DP Lending generates revenue through origination fees charged to borrowers and interest generated from each loan. DP Lending may also generate income from appreciation of investments in marketable securities as well as any shares of common stock underlying convertible notes or warrants issued to DP Lending in any particular financing.

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As a holding company, our business strategy is designed to increase shareholder value. Under this strategy, we are focused on managing and financially supporting our existing subsidiaries and partner companies, with the goal of pursuing monetization opportunities and maximizing the value returned to shareholders. We have, are and will consider initiatives including, among others: public offerings, the sale of individual partner companies, the sale of certain or all partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize shareholder value. We anticipate returning value to shareholders after satisfying our debt obligations and working capital needs.

Over the recent past we have provided capital and relevant expertise to fuel the growth of businesses in defense/aerospace, industrial, telecommunications, medical and textiles. We have provided capital to subsidiaries as well as partner companies in which we have an equity interest or may be actively involved, influencing development through board representation and management support.

Impact of Coronavirus on Our Operations

On March 16, 2020, to try and mitigate the spread of the novel coronavirus, San Diego County health officials issued orders mandating that all restaurants must end dine-in services. As a result of these temporary closures by the San Diego County health officials and the deteriorating business conditions at both our cryptocurrency mining and restaurant businesses, management concluded that discontinuing these operations was ultimately in our best interest. Although we have ceased operations at Digital Farms, since the assets and operations have not yet been abandoned, sold or distributed, these assets do not yet meet the requirement for presentation as discontinued operations. However, management determined that the permanent closing of the restaurant operations met the criteria for presentation as discontinued operations.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a pandemic which continues to spread throughout the United States and the World. We are monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and its impact on operations, financial position, cash flows, inventory, supply chains, customer purchasing trends, customer payments, and the industry in general, in addition to the impact on our employees. Due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on our operations and liquidity is uncertain as of the date of this prospectus.

However, our business has been disrupted and materially adversely affected by the outbreak of COVID-19. We continue to assess our business operations and system supports and the impact COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sectors in particular.

Our operations are located in Alameda County, CA, Orange County, CA, Fairfield County, CT, the United Kingdom, Israel and members of our senior management work in Seattle, WA and New York, NY. We have been following the recommendations of local health authorities to minimize exposure risk for our employees, including the temporary closures of our offices and having employees work remotely to the extent possible, which has to an extent adversely affected their efficiency. California and the UK recently reinstituted a second round of stay-at-home orders and lockdowns, respectively. For more information, see “Risk Factors – We face business disruption and related risks resulting from the recent outbreak of the novel coronavirus . . . .”

Risks Affecting Our Business

Our business is subject to numerous risks and uncertainties that you should consider before investing in our company. These risks are described more fully in the section titled “Risk Factors” in this prospectus. Below are the principal factors that make an investment in our company speculative or risky:

•	We will need to raise additional capital to fund our operations in furtherance of our business plan.

•	We face business disruption and related risks resulting from the outbreak of COVID-19, which could have a material adverse effect on our business and results of operations and curtail our ability to raise financing.

•	We have an evolving business model, which increases the complexity of our business.

•	We received an order and a subpoena from the Commission in the investigation now known as “In the Matter of DPW Holdings, Inc.,” the consequences of which are unknown.

•	If we make any additional acquisitions, they may disrupt or have a negative impact on our business.

•	Our growth strategy is subject to a significant degree of risk.

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•	We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

•	If we fail to anticipate and adequately respond to rapid technological changes in our industry, including evolving industry-wide standards, in a timely and cost-effective manner, our business, financial condition and results of operations would be materially and adversely affected.

•	We depend upon a few major customers for a majority of our revenues, and the loss of any of these customers, or the substantial reduction in the quantity of products that they purchase from us, would significantly reduce our revenues and net income.

•	If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted from NYSE American.

•	Our common stock price is volatile.

The Offering

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $350,000,000 at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described below and those risks set forth in the reports that we file with the SEC and that we incorporate by reference into this prospectus, before deciding to invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our shares of common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to Our Company

We have historically incurred annual operating and net losses, which may continue.

We have historically experienced annual operating and net losses. For the years ended December 31, 2020 and 2019, we had an operating loss of $6,033,473 and $24,697,918 and net losses of $32,728,629 and $32,913,412, respectively. As of December 31, 2020 and 2019, we had working capital of $12,466,673 and a working capital deficiency of $19,150,075, respectively. For the six months ended June 30, 2021, we had operating income of $47,025,000 and a net income of $44,215,000. As of June 30, 2021, we had working capital of $127,863,000. There are no assurances that we will be able to continue to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated internally and from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available or, if available, will be on acceptable terms.

If we incur annual losses, we will need to raise additional capital to continue business development initiatives and to support our working capital requirements. However, if we are unable to raise additional capital, we may be required to curtail operations and take additional measures to reduce costs, including reducing our workforce, eliminating outside consultants and reducing legal fees in order to conserve cash in amounts sufficient to sustain operations and meet our obligations.

We will need to raise additional capital to fund our operations in furtherance of our business strategy.

Until we are profitable, we will need to raise additional capital in order to fund our operations in furtherance of our business strategy. Any proposed financing may include shares of common stock, shares of preferred stock, warrants to purchase shares of common stock or preferred stock, debt securities, units consisting of the foregoing securities, equity investments from strategic development partners or some combination of each. Any additional equity financings may be financially dilutive to, and will be dilutive from an ownership perspective to our stockholders, and such dilution may be significant based upon the size of such financing. Additionally, we cannot assure that such funding will be available on a timely basis, in needed quantities, or on terms favorable to us, if at all.

We face business disruption and related risks resulting from the continuing impact of COVID-19, which could have a material adverse effect on our business and results of operations and curtail our ability to raise financing.

Our business has been disrupted and materially adversely affected by the outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak and many people have been forced to work from home in those areas. The spread of COVID-19 from China to other countries has resulted in the Director General of the World Health Organization declaring the outbreak of COVID-19 as a Public Health Emergency of International Concern, based on the advice of the Emergency Committee under the International Health Regulations (2005), and the Centers for Disease Control and Prevention in the U.S. issued a warning on February 25, 2020 regarding the likely spread of COVID-19 to the U.S. While COVID-19 persists on a global basis, international stock markets currently likely reflect the uncertainty associated with the slow-down in the American, Israeli and UK economies, the reduced levels of international travel experienced since the beginning of January 2020 and the impact COVID-19 has had on the availability of labor, particularly in the case of international shipping. We continue to assess our business operations and system supports and the impact COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sectors in particular.

Our operations are located in Las Vegas, NV, Orange County, CA, Alameda County, CA, Fairfield County, CT, the United Kingdom, Israel and members of our senior management work in Seattle, WA and New York, NY, which is also the location of the offices of the Company’s independent auditor. We have been following the recommendations of local health authorities to minimize exposure risk for its employees for the past several weeks, including the temporary closures of our offices and having employees work remotely to the extent possible, which has to an extent adversely affected their efficiency.

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Updates by business unit are as follows:

•	Our corporate headquarters are located in Las Vegas, NV. Most of our staff in Las Vegas no longer works remotely, but some employees may do so from time to time on as as-needed basis. The headquarters staff has tested the secure remote access systems and technology infrastructure to adjust working arrangements for its employees and believes it has adequate internal communications system and can remain operational with a remote staff.

•	Our finance department is located in Orange County, CA. Most of our staff in Orange County no longer works remotely, but some employees may do so from time to time on as as-needed basis or as required by the occupancy and social distancing order from the Orange County Health Officer (http://www.ochealthinfo.com/phs/about/epidasmt/epi/dip/prevention/novel_coronavirus). The finance staff has tested the secure remote access systems and technology infrastructure to adjust working arrangements for its employees and believes it has adequate internal communications system and can remain operational with a remote staff.

•	TurnOnGreen (formerly Coolisys Technologies Corp.), located in Milpitas, CA, presently operates at normal capacity; however, in order to maintain social distancing, certain employees work remotely.

•	Microphase operates a production facility in Connecticut. In March 2020, the Defense Department designated Microphase an “essential” operation of critical infrastructure workers as part of the defense industrial base. To limit the impact of the COVID-19 pandemic, Microphase implemented a series of protocols to limit access to the facility, heighten sanitization, facilitate social distancing and require face coverings. The company asked workers to travel only as necessary and limit exposure to others. All employees, including management, that do not have to be in the facility work remotely whenever possible. Any employees who come in contact or potential contact with anyone who has tested positive for COVID-19 or who traveled outside the immediate area went into quarantine and must provide proof of negative tests before returning to work. Rigorous adherence to these protocols enabled Microphase to operate without disruption for 10 months.

In December 2020, five employees tested positive for COVID-19. Microphase temporarily shut down the production facility in Connecticut for a week for deep cleaning and to have all employees tested for COVID-19. Since the outbreak disproportionately affected assembly workers, Microphase’s assembly operations remained shut down for three weeks until all assembly workers had at least 2 negative tests. Operations resumed as workers gradually in late December and the workforce returned to full strength in mid-January 2021.

The disruption to production operations deferred order completion and delayed shipments with a significant decrease in revenue from forecast for December of 2020 and a lingering, but only partial and less substantial, effect on January 2021 and February 2021 revenue. Disruption of production added costs from paying employees who could not work and deferred revenue from delayed shipments.

Microphase continues to follow CDC guidelines for social distancing, face coverings and heightened sanitizing to keep the workforce safe and healthy. Microphase has strictly limited access to its facility and mandated that all employees minimize exposure to the others. All Microphase employees who can work from home will do so while COVID-19 levels remain high in the surrounding communities. However, some workers may still need to work in proximity to others. Management is working with state and federal authorities to get all employees vaccinated on a priority basis as “essential workers” whom the DoD has officially designated as “critical infrastructure workforce” as part of the “defense industrial base.”  Some employees have already received vaccinations. Microphase has implemented a COVID-19 policy designed to protect its employees and minimize the impact on its operations. Further, microphase requires all employees to be vaccinated or submit weekly negative tests and limits access to its facilities to vaccinated people only.

•	Gresham Power suspended production operations in its Salisbury, UK facility from mid-March through June 2020 before resuming production until a subsequent shutdown in November 2020. Notwithstanding the current lockdown, production operations have resumed to complete work on order for products critically needed for military operations. However, engineers, back office staff and management have worked from home as much as possible throughout the pandemic period and continue to do so. The pandemic has disrupted production at times and delayed contract actions as well as other customer decision making, which decreased revenue realized in 2020. Gresham Power has also implemented a COVID-19 policy. All its employees must provide weekly negative tests before entering the facility.

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•	Relec, which does not operate any manufacturing or assembly facilities, has not experienced any material COVID-19 related disruptions to date and continues normal operations notwithstanding the lockdown in the United Kingdom. All employees who can work from home do so. Others who must work at the Wareham site to move product or access systems continue to do so under strict safety protocols with face coverings, social distancing and heightened attention to sanitization. The principal impact on Relec’s operations has come from deferral of some orders and modest decrease in revenue year-over-year. We presently expect business to rebound and resume a steady growth pattern in the third quarter of 2021, although the pandemic may impact this outlook. Relec has also implemented a COVID-19 policy.

•	The Israeli government exempted Enertec from pandemic-related lockdown orders to keep production operations open for key projects that impact national security. Approximately 50% of the Enertec’s workforce is working remotely. Enertec incurred additional costs for increased sanitizing costs, personal protective equipment, increased virtual operations, measures to facilitate social distancing and other precautions to avoid the spread of COVID-19. The pandemic also affected Enertec’s customers and supply chain partners, slowing order processing, materials and parts delivery and service order completion. The principal impact on Enertec’s business has come from deferral of customer decisions and order issuance. We presently expect business to rebound and resume substantial growth in 2021 as orders increase to address deferred, pent up demand. Enertec has also implemented a COVID-19 policy.

Due to the unprecedented market conditions domestically and internationally, and the effect COVID-19 has had and will continue to have on our operations and financial performance, the extent of which is not currently known, we have suspended guidance for 2021. We will monitor the situation rigorously and provide business updates as circumstances warrant and resume providing guidance on our business when management believes that such information would be both reliable and substantively informative.

The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus or variants thereof, the extent and effectiveness of containment actions and the impact of these and other factors on our employees, customers, partners and vendors. If we are not able to respond to and manage the impact of such events effectively, our business will be harmed.

We have an evolving business model, which increases the complexity of our business.

Our business model has evolved in the past and continues to do so. In prior years we have added additional types of services and product offerings and in some cases we have modified or discontinued those offerings. We intend to continue to try to offer additional types of products or services, and we do not know whether any of them will be successful. From time to time we have also modified aspects of our business model relating to our product mix. We do not know whether these or any other modifications will be successful. The additions and modifications to our business have increased the complexity of our business and placed significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Future additions to or modifications of our business are likely to have similar effects. Further, any new business we launch that is not favorably received by the market could damage our reputation or our brand. The occurrence of any of the foregoing could have a material adverse effect on our business.

We are a holding company whose subsidiaries are given a certain degree of independence and our failure to integrate our subsidiaries may adversely affect our financial condition.

We have given our subsidiary companies and their executives a certain degree of independence in decision-making. On the one hand, this independence may increase the sense of ownership at all levels, on the other hand it has also increased the difficulty of the integration of operation and management, which has resulted in increased difficulty of management integration. In the event we are not able to successfully manage our subsidiaries this will result in operating difficulties and have a negative impact on our business.

Our inability to successfully integrate new acquisitions could adversely affect our combined business; our operations are widely dispersed.

Our growth strategy through acquisitions is subject to various risks. On June 2, 2017, we acquired a majority interest in Microphase and on May 23, 2018 we acquired Enertec Systems 2001 Ltd. (“Enertec”). Further, on November 30, 2020, Gresham Worldwide acquired Relec Electronics Ltd. from its shareholders. Our strategy and business plan are dependent on our ability to successfully integrate Microphase’s, Enertec’s and our other acquired entities’ operations. In addition, while we are based in Las Vegas, NV, our finance department is situated in Newport Beach, CA, Microphase’s operations are located in Shelton, Connecticut, Enertec’s operations are located in Karmiel, Israel and Gresham Power’s operations are located in Salisbury, England. These distant locations and others that we may become involved with in the future will stretch our resources and management time. Further, failure to quickly and adequately integrate all of these operations and personnel could adversely affect our combined business and our ability to achieve our objectives and strategy. No assurance can be given that we will realize synergies in the areas we currently operate.

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We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Milton C. Ault III, our Executive Chairman, William B. Horne, our Chief Executive Officer, Henry Nisser, our President and General Counsel, or Christopher Wu, our Executive Vice President of Alternative Investments and President of Ault Alliance, and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. Although we have entered into employment agreements with Messrs. Ault, Horne, Nisser and Wu, and we may enter into employment agreements with additional key employees in the future, we cannot guarantee that we will be successful in retaining the services of these individuals. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis, if at all, and our financial condition and results of operations could be materially adversely affected.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our Executive Chairman, Milton C. Ault III. His absence, were it to occur, would materially and adversely impact development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract, among others, new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some customers.

We may be classified as an inadvertent investment company.

We are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. Under the Investment Company Act, however, a company may be deemed an investment company under section 3(a)(1)(C) of the Investment Company Act if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on a consolidated basis.

Our lending subsidiary, Digital Power Lending, LLC (“DP Lending”), operates under California Finance Lending License #60DBO-77905. Per the Investment Company Act of 1940 companies with substantially all their business confined to making small loans, industrial banking or similar business, such as DP Lending, are excluded from the definition of an investment company.

We have commenced digital asset mining, the output of which is cryptocurrencies, which the SEC has indicated it deems a security. In the event that the digital assets held by us exceed 40% of our total assets, exclusive of cash, we inadvertently become an investment company. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We are putting in place policies that we expect will work to keep the investment securities held by us at less than 40% of our total assets, which may include acquiring assets with our cash, liquidating our investment securities or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As Rule 3a-2 is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in our incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

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We will not be able to successfully execute our business strategy if we are deemed to be an investment company under the Investment Company Act.

U.S. companies that have more than 100 stockholders or are publicly traded in the U.S. and are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the Investment Company Act.  Unless a substantial part of our assets consists of, and a substantial part of our income is derived from, interests in majority-owned subsidiaries and companies that we primarily control, we may be required to register and become subject to regulation under the Investment Company Act.  If we were deemed to own but not operate one or more of our other subsidiaries, we would have difficulty avoiding classification and regulation as an investment company.

If we were deemed to be, and were required to register as, an investment company, we would be forced to comply with substantive requirements under the Investment Company Act, including limitations on our ability to borrow, limitations on our capital structure; restrictions on acquisitions of interests in associated companies, prohibitions on transactions with affiliates, restrictions on specific investments, and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.  If we were forced to comply with the rules and regulations of the Investment Company Act, our operations would significantly change, and we would be prevented from successfully executing our business strategy.  To avoid regulation under the Investment Company Act and related rules promulgated by the SEC, we could need to sell bitcoin and other assets which we would otherwise want to retain and could be unable to sell assets which we would otherwise want to sell.  In addition, we could be forced to acquire additional, or retain existing, income-generating or loss-generating assets which we would not otherwise have acquired or retained and could need to forgo opportunities to acquire bitcoin and other assets that would benefit our business.  If we were forced to sell, buy or retain assets in this manner, we could be prevented from successfully executing our business strategy.

Securitization of our assets subjects us to various risks.

We may securitize assets to generate cash for funding new investments. We refer to the term securitize to describe a form of leverage under which a company (sometimes referred to as an “originator” or “sponsor”) transfers income producing assets to a single-purpose, bankruptcy-remote subsidiary (also referred to as a “special purpose entity” or “SPE”), which is established solely for the purpose of holding such assets and entering into a structured finance transaction. The SPE would then issue notes secured by such assets. The special purpose entity may issue the notes in the capital markets either publicly or privately to a variety of investors, including banks, non-bank financial institutions and other investors. There may be a single class of notes or multiple classes of notes, the most senior of which carries less credit risk and the most junior of which may carry substantially the same credit risk as the equity of the SPE.

An important aspect of most debt securitization transactions is that the sale and/or contribution of assets into the SPE be considered a true sale and/or contribution for accounting purposes and that a reviewing court would not consolidate the SPE with the operations of the originator in the event of the originator's bankruptcy based on equitable principles. Viewed as a whole, a debt securitization seeks to lower risk to the note purchasers by isolating the assets collateralizing the securitization in an SPE that is not subject to the credit and bankruptcy risks of the originator. As a result of this perceived reduction of risk, debt securitization transactions frequently achieve lower overall leverage costs for originators as compared to traditional secured lending transactions.

In accordance with the above description, to securitize loans, we may create a wholly owned subsidiary and contribute a pool of our assets to such subsidiary. The SPE may be funded with, among other things, whole loans or interests from other pools and such loans may or may not be rated. The SPE would then sell its notes to purchasers whom we would expect to be willing to accept a lower interest rate and the absence of any recourse against us to invest in a pool of income producing assets to which none of our creditors would have access. We would retain all or a portion of the equity in the SPE. An inability to successfully securitize portions of our portfolio or otherwise leverage our portfolio through secured and unsecured borrowings could limit our ability to grow our business and fully execute our business strategy, and could decrease our earnings, if any. However, the successful securitization of portions of our portfolio exposes us to a risk of loss for the equity we retain in the SPE and might expose us to greater risk on our remaining portfolio because the assets we retain may tend to be those that are riskier and more likely to generate losses. A successful securitization may also impose financial and operating covenants that restrict our business activities and may include limitations that could hinder our ability to finance additional loans and investments. The Investment Company Act may also impose restrictions on the structure of any securitizations.

Interests we hold in the SPE, if any, will be subordinated to the other interests issued by the SPE. As such, we will only receive cash distributions on such interests if the SPE has made all cash interest and other required payments on all other interests it has issued. In addition, our subordinated interests will likely be unsecured and rank behind all of the secured creditors, known or unknown, of the SPE, including the holders of the senior interests it has issued. Consequently, to the extent that the value of the SPE's portfolio of assets has been reduced as a result of conditions in the credit markets, or as a result of defaults, the value of the subordinated interests we retain would be reduced. Securitization imposes on us the same risks as borrowing except that our risk in a securitization is limited to the amount of subordinated interests we retain, whereas in a borrowing or debt issuance by us directly we would be at risk for the entire amount of the borrowing or debt issuance.

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We may also engage in transactions utilizing SPEs and securitization techniques where the assets sold or contributed to the SPE remain on our balance sheet for accounting purposes. If, for example, we sell the assets to the SPE with recourse or provide a guarantee or other credit support to the SPE, its assets will remain on our balance sheet. Consolidation would also generally result if we, in consultation with the SEC, determine that consolidation would result in a more accurate reflection of our assets, liabilities and results of operations. In these structures, the risks will be essentially the same as in other securitization transactions but the assets will remain our assets for purposes of the limitations described above on investing in assets that are not qualifying assets and the leverage incurred by the SPE will be treated as borrowings incurred by us for purposes of our limitation on the issuance of senior securities.

We may not be able to utilize our net operating loss carry forwards.

At December 31, 2020, we had Federal net operating loss carry forwards (“NOLs”) for income tax purposes of approximately $18,568,667 after taking into consideration of the §382 limitation. The Coronavirus Aid, Relief, and Economic Security Act signed in to law on March 27, 2020 provided that NOLs generated in a taxable year beginning in 2018, 2019, or 2020, may now be carried back five years and forward indefinitely. In addition, the 80% taxable income limitation is temporarily removed, allowing NOLs to fully offset net taxable income. However, we do not know if or when we will have any earnings and capital gains against which we could apply these carry forwards. Furthermore, as a result of changes in the ownership of our common stock, our ability to use our federal NOLs will be limited under Internal Revenue Code Section 382. State NOLs are subject to similar limitations in many cases. As a result, our substantial NOLs may not have any value to us.

Risks Related to Related Party Transactions

There may be conflicts of interest between our company and certain of our related parties and their respective directors and officers which might not be resolved in our favor. More importantly, there may be conflicts between certain of our related parties and their respective directors and officers which might not be resolved in our favor. These risks are set forth below appurtenant to the relevant related party.

Ault & Company

Our relationship with Ault & Company may enhance the difficulty inherent in obtaining financing for us as well as expose us to certain conflicts of interest.

As of the date of this prospectus, Ault & Company, of which Milton C. Ault is the Chief Executive Officer, beneficially owned 5,316,882 shares of common stock, consisting of (i) 1,658,916 shares of common stock, (ii) 94 shares of common stock underlying currently exercisable warrants, (iii) 1,000,000 shares of common stock purchasable pursuant to a Securities Purchase Agreement entered into on June 11, 2021 with us, (iv) 2,650,000 shares of common stock held by Ault Alpha, a recently formed hedge fund that is affiliated with us, (v) 3,408 shares of common stock held by Philou Ventures, (vi) 2,232 shares of common stock underlying currently exercisable warrants held by Philou Ventures, and (vii) 2,232 shares of common stock issuable upon the conversion of 125,000 shares of Series B Preferred Stock held by Philou Ventures.

Given the close relationship between Ault & Company on the one hand, and our company on the other, it is far from inconceivable that we could enter into additional securities purchase agreements with Ault & Company.

Although we have relied on Philou, which no longer beneficially owns any meaningful number of our shares of common stock, to finance us in the past, we cannot assure you that either Philou or Ault & Company will assist us in the future. However, Messrs. Ault, Horne and Nisser could face a conflict of interest in that they serve on the board of directors of each of Ault & Company and our company. If they determine that an investment in our company is not in Ault & Company’s best interest, we could be forced to seek financing from other sources that would not necessarily be likely to provide us with equally favorable terms.

Other conflicts of interest between us, on the one hand, and Ault & Company, on the other hand, may arise relating to commercial or strategic opportunities or initiatives. Mr. Ault, as the controlling shareholder of Ault & Company, may not resolve such conflicts in our favor. For example, we cannot assure you that Ault & Company would not pursue opportunities to provide financing to other entities whether or not it currently has a relationship with such other entities. Furthermore, our ability to explore alternative sources of financing other than Ault & Company may be constrained due to Mr. Ault’s vision for us and he may not wish for us to receive any financing at all other than from entities that he controls.

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Alzamend Neuro, Inc.

Our relationship with Alzamend may expose us to certain conflicts of interest.

In August 2020, Alzamend entered into a securities purchase agreement with our company to sell a convertible promissory note of Alzamend, in the aggregate principal amount of $50,000 and issue a 5-year warrant to purchase 16,667 of shares of its common stock. The convertible promissory note bears interest at 8% per annum, which principal and all accrued and unpaid interest are due six months after the date of issuance. The principal and interest earned on the convertible promissory note may be converted into shares of the Alzamend’s common stock at $1.50 per share. The exercise price of the warrant is $3.00 per share.

In December 2020, we provided Alzamend $1,000,000 in short-term advances.

In March 2021, Alzamend entered into a securities purchase agreement with DP Lending, one of our wholly owned subsidiaries, pursuant to which Alzamend agreed to sell DP Lending an aggregate of 6,666,667 shares of Alzamend common stock for an aggregate of $10 million, or $1.50 per share, which the purchase agreement stated will be made in tranches. On March 9, 2021, DP Lending paid $4 million, less the $1.8 million in advances and the surrender for cancellation of a $50,000 convertible promissory note held by us, for an aggregate of 2,666,667 shares of Alzamend common stock. Under the terms of the purchase agreement, DP Lending purchased an additional (i) 1,333,333 shares of Alzamend common stock upon approval of its IND for Phase Ia clinical trials for a purchase price of $2 million, and (ii) will purchase 2,666,667 shares of Alzamend Neuro common stock upon the completion of these Phase Ia clinical trials for a purchase price of $4 million. Alzamend further agreed to issue to DP Lending warrants to purchase a number of shares of Alzamend Neuro common stock equal to 50% of the shares of Alzamend common stock purchased under the purchase agreement at an exercise price of $3.00 per share. Finally, Alzamend agreed that for a period of 18 months following the date of the payment of the final tranche of $4 million, DP Lending will have the right, but not the obligation, to invest an additional $10 million on the same terms, except that no specific milestones have been determined with respect to the additional $10 million as of the date of this prospectus.

Alzamend conducted an IPO on June 15, 2021, in which DP Lending purchased 2,000,000 of the IPO shares.

Messrs. Horne and Nisser could face a conflict of interest in that they serve on the board of directors of each of Alzamend Neuro and our company. In connection with Alzamend’s IPO, Mr. Ault resigned as one of its directors but remains involved with Alzamend on a limited basis as he presently serves as one of its consultants.

Avalanche International Corp.

We have lent a substantial amount of funds to Avalanche, a related party, whose ability to repay us is subject to significant doubt and it may not be in our stockholders’ best interest to convert the notes into shares of Avalanche common stock even if we had a reasonably viable means of doing so.

On September 6, 2017, we entered into a Loan and Security Agreement with Avalanche (as amended, the “AVLP Loan Agreement”) with an effective date of August 21, 2017 pursuant to which we will provide Avalanche a non-revolving credit facility. The AVLP Loan Agreement was recently increased to up to $20 million and extended to December 31, 2023. Avalanche currently owes us approximately $16 million under the note issued to us under the credit facility (the “New Note”).

At December 31, 2020, we had provided Avalanche with $11,269,136 pursuant to the AVLP Loan Agreement. The warrants issued in conjunction with the non-revolving credit facility entitles us to purchase up to 22,538,272 shares of Avalanche common stock at an exercise price of $0.50 per share for a period of five years. The exercise price of $0.50 is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The warrants may be exercised for cash or on a cashless basis.

While Avalanche received funds from a third party in the amount of $2,750,000 in early April of 2019 in consideration for its issuance of a convertible promissory note to such third party (the “Third Party Note”), $2,676,220 was used to pay an outstanding receivable due us and no amount was used to repay the debt Avalanche owes us pursuant to the AVLP Loan Agreement.

On October 12, 2021, Ault Alpha paid the debt to the holder of the Third Party Note, including accrued but unpaid interest, and (i) received a term note from Avalanche in the principal amount of $3,600,000 with a maturity date of January 8, 2022 (the “AA Note”), and (ii) acquired a warrant previously issued by Avalanche to this holder, entitling Ault Alpha to purchase 1,617,647 shares of Avalanche common stock at an exercise price of $0.85 per share.

There is doubt as to whether Avalanche will be able to repay the AA Note on a timely basis, if at all, unless it generates significant net income from its operations or receives additional financing from another source; even then, unless such financing consists solely of the issuance by Avalanche of its equity securities, it will only add to the amount that Avalanche owes to Ault Alpha, an affiliate of our company. Ault Alpha anticipates that it will negotiate the exchange of the AA Note for a convertible note that would have a longer term than the AA Note. It should be noted that the members of our Executive Committee are all involved with Ault Alpha.

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There is currently no market for the Avalanche common stock. Consequently, even if we were inclined to convert the debt owed us by Avalanche into shares of its common stock, our ability to sell such shares would be limited to private transactions. Avalanche is not current in its filings with the Commission and is not required to register the shares of its common stock underlying the New Note or any other loan arrangement we or Ault Alpha have made with Avalanche described above.

As a result, there is some doubt as to whether Avalanche will ever have the ability to repay its debt to us or Ault Alpha, or if we convert the debt owed us by Avalanche into shares of its common stock, our ability to convert such shares into cash through the sale of such shares would be severely limited until such time, if ever, a liquid market for Avalanche’s common stock develops. If we are unable to recoup our investment in Avalanche in the foreseeable future or at all, such failure would have a materially adverse effect on our financial condition and future prospects.

Originally, the loans we made to Avalanche were secured by a lien on all of Avalanche’s assets. Presently, we only have a second priority interest, which may revert to a third priority interest.

Originally, the loans we made to Avalanche were secured by a lien on all of Avalanche’s assets. When Avalanche entered into the Exchange Agreement with MTIX, as has been previously disclosed, the former owners of MTIX were granted a first priority interest in all of MTIX’s assets, which constitute virtually all of Avalanche’s assets and reduced our interest to that of a second position, greatly diminishing its value. When Avalanche issued the Third Party Note referred to above, it granted the third party a first priority security interest in all its assets, to include those comprised of MTIX. Both we and the former owners of MTIX consented to the subordination of our respective security interests. Given that, as described above, Ault Alpha paid off the Third Party Note, our position has returned to a second priority interest. Ault Alpha has not yet determined whether it will require that Avalanche provide it a first priority interest, and thereby require both the former owners of MTIX and us to subordinate our security interest to Ault Alpha’s.

Since our security interests have been reduced to a second, which could become a third, position, we will have no ability to use Avalanche’s assets to offset any default in Avalanche’s debt obligations to us unless and until the one, or possibly two, other security interests are terminated, which would not occur until Avalanche’s debts to the senior creditors have been repaid. We do not anticipate that Avalanche will repay its debts to these creditors within the foreseeable future and will therefore have no recourse should Avalanche default on its debts to us during this period of time. Any failure by Avalanche to repay us would therefore have a materially adverse effect on our results of operations, financial condition and future prospects.

Milton C. Ault, III and William Horne, our Executive Chairman and Chief Executive Officer, respectively, and two of our directors are directors of Avalanche. In addition, Philou is the controlling stockholder of Avalanche.

Milton C. Ault, III and William Horne, our Executive Chairman and Chief Executive Officer, respectively, and two of our directors are directors of Avalanche. In addition, Philou is the controlling stockholder of Avalanche through its ownership of super-voting preferred stock. Certain conflicts of interest between us, on the one hand, and Avalanche, on the other hand, may arise relating to commercial or strategic opportunities or initiatives, in addition to the conflicts related to the debt that Avalanche owes us. For example, Messrs. Ault and Horne may find it difficult to determine how to meet their fiduciary duties to us as well as Avalanche, which could result in a less favorable result for us than would be the case if they were solely directors of our company. Further, even if Messrs. Ault and Horne were able to successfully meet their fiduciary obligations to us and Avalanche, the fact that they are members of the board of directors of both companies could attenuate their ability to focus on our business and best interests, possibly to the detriment of both companies. Mr. Ault’s control of Philou through Ault & Company only enhances the risk inherent in having Messrs. Ault and Horne serve as directors of both our company and Avalanche.

Risks Related to Our Business and Industry - Overview

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness and competitiveness of our products will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies and/or distribution platforms our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses and adversely affect our operations and financial condition.

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We are dependent upon our ability, and our contract manufacturers’ ability, to timely procure electronic components.

Because of the global economy, many raw material vendors have reduced capacities, closed production lines and, in some cases, even discontinued their operations. As a result, there is a global shortage of certain electronic or mineral components, which may extend our production lead-time and our production costs. Some materials are no longer available to support some of our products, thereby requiring us to search for cross materials or, even worse, redesign some of our products to support currently-available materials. Such redesign efforts may require certain regulatory and safety agency re-submittals, which may cause further production delays. While we have initiated actions that we believe will limit our exposure to such problems, the dynamic business conditions in many of our markets may challenge the solutions that have been put in place, and issues may recur in the future.

In addition, some of our products are manufactured, assembled and tested by third party subcontractors and contract manufacturers located in Asia. While we have had relationships with many of these third parties in the past, we cannot predict how or whether these relationships will continue in the future. In addition, changes in management, financial viability, manufacturing demand or capacity, or other factors, at these third parties could hurt our ability to manufacture our products.

Our strategic focus on our custom power supply solution competencies and concurrent cost reduction plans may be ineffective or may limit our ability to compete.

As a result of our strategic focus on custom power supply solutions, we will continue to devote significant resources to developing and manufacturing custom power supply solutions for a large number of customers, where each product represents a uniquely tailored solution for a specific customer’s requirements. Failure to meet these customer product requirements or a failure to meet production schedules and/or product quality standards may put us at risk with one or more of these customers. Moreover, changes in market conditions and strategic changes at the direction of our customers may affect their decision to continue to purchase from us. The loss of one or more of our significant custom power supply solution customers could have a material adverse impact on our revenues, business or financial condition.

We have also implemented a series of initiatives designed to increase efficiency and reduce costs. While we believe that these actions will reduce costs, they may not be sufficient to achieve the required operational efficiencies that will enable us to respond more quickly to changes in the market or result in the improvements in our business that we anticipate. In such event, we may be forced to take additional cost-reducing initiatives, including those involving our personnel, which may negatively impact quarterly earnings and profitability as we account for severance and other related costs. In addition, there is the risk that such measures could have long-term adverse effects on our business by reducing our pool of talent, decreasing or slowing improvements in our products or services, making it more difficult for us to respond to customers, limiting our ability to increase production quickly if and when the demand for our solutions increases and limiting our ability to hire and retain key personnel. These circumstances could cause our earnings to be lower than they otherwise might be.

We depend upon a few major customers for a majority of our revenues, and the loss of any of these customers, or the substantial reduction in the quantity of products that they purchase from us, would significantly reduce our revenues and net income.

We currently depend upon a few major OEMs and other customers for a significant portion of our revenues. If our major OEM customers will reduce or cancel their orders scaling back some of their activities, our revenues and net income would be significantly reduced. Furthermore, diversions in the capital spending of certain of these customers to new network elements have and could continue to lead to their reduced demand for our products, which could, in turn, have a material adverse effect on our business and results of operations. If the financial condition of one or more of our major customers should deteriorate, or if they have difficulty acquiring investment capital due to any of these or other factors, a substantial decrease in our revenues would likely result. We are dependent on the electronic equipment industry, and accordingly will be affected by the impact on that industry of current economic conditions.

Substantially all of our existing customers are in the electronic equipment industry, and they manufacture products that are subject to rapid technological change, obsolescence, and large fluctuations in demand. This industry is further characterized by intense competition and volatility. The OEMs serving this industry are pressured for increased product performance and lower product prices. OEMs, in turn, make similar demands on their suppliers, such as us, for increased product performance and lower prices. Such demands may adversely affect our ability to successfully compete in certain markets or our ability to sustain our gross margins.

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Our reliance on subcontract manufacturers to manufacture certain aspects of our products involves risks, including delays in product shipments and reduced control over product quality.

Since we do not own significant manufacturing facilities, we must rely on, and will continue to rely on, a limited number of subcontract manufacturers to manufacture our power supply products. Our reliance upon such subcontract manufacturers involves several risks, including reduced control over manufacturing costs, delivery times, reliability and quality of components, unfavorable currency exchange fluctuations, and continued inflationary pressures on many of the raw materials used in the manufacturing of our power supply products. If we were to encounter a shortage of key manufacturing components from limited sources of supply, or experience manufacturing delays caused by reduced manufacturing capacity, inability of our subcontract manufacturers to procure raw materials, the loss of key assembly subcontractors, difficulties associated with the transition to our new subcontract manufacturers or other factors, we could experience lost revenues, increased costs, and delays in, or cancellations or rescheduling of, orders or shipments, any of which would materially harm our business.

We outsource, and are dependent upon developer partners for, the development of some of our custom design products.

We made an operational decision to outsource some of our custom design products to numerous developer partners. This business structure will remain in place until the custom design volume justifies expanding our in house capabilities. Incomplete product designs that do not fully comply with the customer specifications and requirements might affect our ability to transition to a volume production stage of the custom designed product where the revenue goals are dependent on the high volume of custom product production. Furthermore, we rely on the design partners’ ability to provide high quality prototypes of the designed product for our customer approval as a critical stage to approve production.

We face intense industry competition, price erosion and product obsolescence, which, in turn, could reduce our profitability.

We operate in an industry that is generally characterized by intense competition. We believe that the principal bases of competition in our markets are breadth of product line, quality of products, stability, reliability and reputation of the provider, along with cost. Quantity discounts, price erosion, and rapid product obsolescence due to technological improvements are therefore common in our industry as competitors strive to retain or expand market share. Product obsolescence can lead to increases in unsaleable inventory that may need to be written off and, therefore, could reduce our profitability. Similarly, price erosion can reduce our profitability by decreasing our revenues and our gross margins. In fact, we have seen price erosion over the last several years on most of the products we sell, and we expect additional price erosion in the future.

Our future results are dependent on our ability to establish, maintain and expand our manufacturers’ representative OEM relationships and our other relationships.

We market and sell our products through domestic and international OEM relationships and other distribution channels, such as manufacturers’ representatives and distributors. Our future results are dependent on our ability to establish, maintain and expand our relationships with OEMs as well as with manufacturers’ representatives and distributors to sell our products. If, however, the third parties with whom we have entered into such OEM and other arrangements should fail to meet their contractual obligations, cease doing, or reduce the amount of their, business with us or otherwise fail to meet their own performance objectives, customer demand for our products could be adversely affected, which would have an adverse effect on our revenues.

We may not be able to procure necessary key components for our products, or we may purchase too much inventory or the wrong inventory.

The power supply industry, and the electronics industry as a whole, can be subject to business cycles. During periods of growth and high demand for our products, we may not have adequate supplies of inventory on hand to satisfy our customers' needs. Furthermore, during these periods of growth, our suppliers may also experience high demand and, therefore, may not have adequate levels of the components and other materials that we require to build products so that we can meet our customers' needs. Our inability to secure sufficient components to build products for our customers could negatively impact our sales and operating results. We may choose to mitigate this risk by increasing the levels of inventory for certain key components. Increased inventory levels can increase the potential risk for excess and obsolescence should our forecasts fail to materialize or if there are negative factors impacting our customers’ end markets. If we purchase too much inventory or the wrong inventory, we may have to record additional inventory reserves or write-off the inventory, which could have a material adverse effect on our gross margins and on our results of operations.

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Although we depend on sales of our legacy products for a meaningful portion of our revenues, these products are mature and their sales will decline.

A relatively large portion of our sales have historically been attributable to our legacy products. We expect that these products may continue to account for a meaningful percentage of our revenues for the foreseeable future. However, these sales are declining. Although we are unable to predict future prices for our legacy products, we expect that prices for these products will continue to be subject to significant downward pressure in certain markets for the reasons described above. Accordingly, our ability to maintain or increase revenues will be dependent on our ability to expand our customer base, to increase unit sales volumes of these products and to successfully, develop, introduce and sell new products such as custom design and value-added products. We cannot assure you that we will be able to expand our customer base, increase unit sales volumes of existing products or develop, introduce and/or sell new products.

We are subject to certain governmental regulatory restrictions relating to our international sales.

Some of our products are subject to International Traffic in Arms Regulation (“ITAR”), which are interpreted, enforced and administered by the U.S. Department of State. ITAR regulation controls not only the export, import and trade of certain products specifically designed, modified, configured or adapted for military systems, but also the export of related technical data and defense services as well as foreign production. Any delays in obtaining the required export, import or trade licenses for products subject to ITAR regulation and rules could have a material adverse effect on our business, financial condition, and/or operating results. In addition, changes in United States export and import laws that require us to obtain additional export and import licenses or delays in obtaining export or import licenses currently being sought could cause significant shipment delays and, if such delays are too great, could result in the cancellation of orders. Any future restrictions or charges imposed by the United States or any other country on our international sales or foreign subsidiary could have a materially adverse effect on our business, financial condition, and/or operating results. In addition, from time to time, we have entered into contracts with the Israeli Ministry of Defense which were governed by the U.S. Foreign Military Financing program (“FMF”). Any such future sales would be subject to these regulations. Failure to comply with ITAR or FMF rules could have a material adverse effect on our financial condition, and/or operating results.

We depend on international operations for a substantial majority of our components and products.

We purchase a substantial majority of our components from foreign manufacturers and have a substantial majority of our commercial products assembled, packaged, and tested by subcontractors located outside the United States. These activities are subject to the uncertainties associated with international business operations, including trade barriers and other restrictions, changes in trade policies, governmental regulations, currency exchange fluctuations, reduced protection for intellectual property, war and other military activities, terrorism, changes in social, political, or economic conditions, and other disruptions or delays in production or shipments, any of which could have a materially adverse effect on our business, financial condition, and/or operating results.

We depend on international sales for a portion of our revenues.

Sales to customers outside of North America accounted for 52% and 56.9% of net revenues for the years ended December 31, 2020 and 2019, and we expect that international sales will continue to represent a material portion of our total revenues. International sales are subject to the risks of international business operations as described above, as well as generally longer payment cycles, greater difficulty collecting accounts receivable, and currency restrictions. In addition, Gresham Power, our wholly-owned subsidiary in the United Kingdom, supports our European and other international customers, distributors, and sales representatives, and therefore is also subject to local regulation. International sales are also subject to the export laws and regulations of the United States and other countries.

If we are unable to satisfy our customers’ specific product quality, certification or network requirements, our business could be disrupted and our financial condition could be harmed.

Our customers demand that our products meet stringent quality, performance and reliability standards. We have, from time to time, experienced problems in satisfying such standards. Defects or failures have occurred in the past, and may in the future occur, relating to our product quality, performance and reliability. From time to time, our customers also require us to implement specific changes to our products to allow these products to operate within their specific network configurations. If we are unable to remedy these failures or defects or if we cannot effect such required product modifications, we could experience lost revenues, increased costs, including inventory write-offs, warranty expense and costs associated with customer support, delays in, or cancellations or rescheduling of, orders or shipments and product returns or discounts, any of which would harm our business.

Some of our business is subject to U.S. government procurement laws and regulations.

We must comply with certain laws and regulations relating to the formation, administration and performance of federal government contracts. These laws and regulations affect how we conduct business with our federal government contracts, including the business that we do as a subcontractor. In complying with these laws and regulations, we may incur additional costs, and non-compliance may lead to the assessment of fines and penalties, including contractual damages, or the loss of business.

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Risks Related to Our Business and Industry - Microphase

Microphase has a history of losses and our future profitability on a quarterly or annual basis is uncertain, which could have a harmful effect on our business and the value of our company.

While Microphase was marginally profitable during the past fiscal year, during the previous three fiscal years Microphase incurred losses from operations. These losses are attributable to lower volumes of its products sold to major defense contractors partially as a result of the overall reduction in defense spending and sequestration by the U.S. Congress. Since the financial crisis of 2008, Microphase has been significantly short of capital needed to acquire parts for production of its products to complete orders for such products. At times, Microphase has not had the cash available to make advance payments for the purchase of parts, and then, as a consequence, Microphase would not receive the parts from its vendors required to finish a customer order. This would then delay the delivery of products to customers, and would also delay recognition of the resulting revenues and the receipt of cash from the customer. Sometimes after experiencing a delay in delivery of an order from Microphase, the customer would not place its next order with Microphase, resulting in a loss of business. There can be no assurance that Microphase will not operate at a loss during the current or future discal years.

Microphase’s future profitability depends upon many factors, including several that are beyond its control. These factors include, without limitation:

•	changes in the demand for ITS products and services;

•	loss of key customers or contracts;

•	the introduction of competitive products;

•	the failure to gain market acceptance of ITS new and existing products; and

•	the failure to successfully and cost effectively develop, introduce and market new products, services and product enhancements in a timely manner.

In addition, Microphase is incurring significant legal, accounting, and other expenses related to being a reporting company without there being a trading market for any of its securities. As a result of these expenditures, Microphase will have to generate and sustain increased revenue to achieve and maintain future profitability.

A large percentage of Microphase’s current revenue is derived from prime defense contractors to the U.S. government and its allies, and the loss of these relationships, a reduction in U.S. government funding or a change in U.S. government spending priorities or bidding processes could have an adverse impact on its business, financial condition, results of operations and cash flows.

Microphase is highly dependent on sales to major defense contractors of the U.S. military and its allies, including Lockheed Martin, Raytheon, BAE Systems and SAAB. The percentages of its revenue that were derived from sales to these named major defense contractors and directly to the U.S. Government were 50.7% in fiscal 2020 and 51.5% in fiscal 2019. Therefore, any significant disruption or deterioration of Microphase’s relationship with any such major defense contractors or the U.S. Government could materially reduce its revenue. During the year ended December 31, 2020 there were five customers that accounted for more than 10% of Microphase’s sales:  BAE Systems, Boeing/Argonist, Inc., DFAS Columbus Center, Raytheon Company and Sierra Nevada Corporation. During the year ended December 31, 2019 there were two customers that accounted for more than 10% of Microphase’s sales: BAE Systems and DFAS Columbus Center. Microphase’s competitors continuously engage in efforts to expand their business relationships with the same major defense contractors and the U.S. Government and will continue these efforts in the future, and the U.S. Government may choose to use other contractors. Microphase expects that a majority of the business that it seeks will be awarded through competitive bidding. Microphase operates in highly competitive markets and its competitors have more extensive or more specialized engineering, manufacturing and marketing capabilities than Microphase does in many areas, and Microphase may not be able to continue to win competitively awarded contracts or to obtain task orders under multi-award contracts. Further, the competitive bidding process involves significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to Microphase, as well as the risk that Microphase may fail to accurately estimate the resources and costs required to fulfill any contract awarded to us. Following any contract award, Microphase may experience significant expense or delay, contract modification or contract rescission as a result of its competitors protesting or challenging contracts awarded to it in competitive bidding. Major defense contractors to whom Microphase supplies components for systems must compete with other major defense contractors (to which Microphase may not supply components) for military orders from the U.S. Government.

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In addition, Microphase competes with other policy needs, which may be viewed as more necessary, for limited resources and an ever-changing amount of available funding in the budget and appropriation process. Budget and appropriations decisions made by the U.S. Government are outside of Microphase control and have long-term consequences for its business. U.S. Government spending priorities and levels remain uncertain and difficult to predict and are affected by numerous factors, including until recently sequestration (automatic, across-the-board U.S. Government budgetary spending cuts), and the purchase of our products could be superseded by alternate arrangements. While the US defense budget was recently increased, there can be no assurance that this increase will be maintained for the foreseeable future, particularly in light of the recent federal expenditures the federal government has made with a view to ameliorating the economic damage suffered as a result of COVID-19. A change in U.S. Government spending priorities or an increase in non-procurement spending at the expense of our programs, or a reduction in total U.S. Government spending, could have material adverse consequences on Microphase’s future business.

Microphase’s U.S. government contracts may be terminated by the federal government at any time prior to their completion, which could lead to unexpected loss of sales and reduction in Microphase’s backlog.

Under the terms of Microphase’s U.S. government contracts, the U.S. government may unilaterally:

•	terminate or modify existing contracts;

•	reduce the value of existing contracts through partial termination; and

•	delay the payment of Microphase’s invoices by government payment offices.

The federal government can terminate or modify any of its contracts with Microphase or its prime contractors either for the federal government’s convenience, or if Microphase or its prime contractors default, by failing to perform under the terms of the applicable contract. A termination arising out of Microphase’s default could expose it to liability and have a material adverse effect on its ability to compete for future federal government contracts and subcontracts. If the federal government or its prime contractors terminate and/or materially modify any of Microphase’s contracts or if any applicable options are not exercised, Microphase’s failure to replace sales generated from such contracts would result in lower sales and would adversely affect its earnings, which could have a material adverse effect on Microphase’s business, results of operations and financial condition. Microphase’s backlog as of December 31, 2020 was approximately $5.5 million. Microphase’s backlog could be adversely affected if contracts are modified or terminated.

Microphase’s products with military applications are subject to export regulations, and compliance with these regulations may be costly.

Microphase is required to obtain export licenses before filling foreign orders for many of its products that have military or other governmental applications. United States Export Administration regulations control technology exports like its products for reasons of national security and compliance with foreign policy, to guarantee domestic reserves of products in short supply and, under certain circumstances, for the security of a destination country. Thus, any foreign sales of its products requiring export licenses must comply with these general policies. Compliance with these regulations is costly, and these regulations are subject to change, and any such change may require Microphase to improve its technologies, incur expenses or both in order to comply with such regulations.

Microphase depends on U.S. government contracts issued to major defense contractors, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on Microphase’s business.

Over its lifetime, a U.S. Government program awarded to a major defense contractor may be implemented by the award of many different individual contracts and subcontracts. The funding of U.S. Government programs is subject to Congressional appropriations. Although multi-year contracts may be authorized and appropriated in connection with major procurements, Congress generally appropriates funds on a fiscal year basis. Procurement funds are typically made available for obligations over the course of one to three years. Consequently, programs often receive only partial funding initially, and additional funds are designated only as Congress authorizes further appropriations. The termination of funding for a U.S. Government program with respect to major defense contractors for which Microphase is a subcontractor would result in a loss of anticipated future revenue attributable to that program, which could have an adverse impact on its operations. In addition, the termination of, or failure to commit additional funds to, a program for which Microphase is a subcontractor could result in lost revenue and increase its overall costs of doing business.

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Generally, U.S. Government contracts are subject to oversight audits by U.S. Government representatives. Such audits could result in adjustments to Microphase’s contract costs. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and such costs already reimbursed must be refunded. Microphase has recorded contract revenues based on costs Microphase expect to realize upon final audit. However, Microphase does not know the outcome of any future audits and adjustments, and Microphase may be required to materially reduce its revenues or profits upon completion and final negotiation of audits. Negative audit findings could also result in termination of a contract, forfeiture of profits, suspension of payments, fines and suspension or debarment from U.S. Government contracting or subcontracting for a period of time.

In addition, U.S. Government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. Government’s convenience upon the payment only for work done and commitments made at the time of termination. Microphase can give no assurance that one or more of the U.S. Government contracts with a major defense contractor under which Microphase provides component products will not be terminated under these circumstances. Also, Microphase can give no assurance that it will be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of its U.S. Government contracts. Because a significant portion of Microphase’s revenue is dependent on its performance and payment under its U.S. Government contracts, the loss of one or more large contracts could have a material adverse impact on its business, financial condition, results of operations and cash flows.

Microphase’s government business also is subject to specific procurement regulations and other requirements. These requirements, though customary in U.S. Government contracts, increase its performance and compliance costs. In addition, these costs might increase in the future, thereby reducing Microphase’s margins, which could have an adverse effect on its business, financial condition, results of operations and cash flows. Failure to comply with these regulations and requirements could lead to fines, penalties, repayments, or compensatory or treble damages, or suspension or debarment from U.S. Government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various laws, including those related to procurement integrity, export control, U.S. Government security regulations, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a U.S. Government contract or relationship as a result of any of these acts would have an adverse impact on Microphase’s operations and could have an adverse effect on its standing and eligibility for future U.S. Government contracts.

Microphase’s business could be negatively impacted by cybersecurity threats and other security threats and disruptions.

As a U.S. Government defense contractor, Microphase faces certain security threats, including threats to its information technology infrastructure, attempts to gain access to its proprietary or classified information, threats to physical security, and domestic terrorism events. Microphase’s information technology networks and related systems are critical to the operation of its business and essential to its ability to successfully perform day-to-day operations. Microphase is also involved with information technology systems for certain customers and other third parties, which generally face similar security threats. Cybersecurity threats in particular, are persistent, evolve quickly and include, but are not limited to, computer viruses, attempts to access information, denial of service and other electronic security breaches. Microphase believes that it has implemented appropriate measures and controls and has invested in skilled information technology resources to appropriately identify threats and mitigate potential risks, but there can be no assurance that such actions will be sufficient to prevent disruptions to mission critical systems, the unauthorized release of confidential information or corruption of data. A security breach or other significant disruption involving these types of information and information technology networks and related systems could:

•	disrupt the proper functioning of these networks and systems and therefore its operations and/or those of certain of its customers;

•	result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of Microphase or its customers, including trade secrets, which others could use to compete against Microphase or for disruptive, destructive or otherwise harmful purposes and outcomes;

•	compromise national security and other sensitive government functions;

•	require significant management attention and resources to remedy the damages that result;

•	subject Microphase to claims for breach of contract, damages, credits, penalties or termination; and

•	damage Microphase’s reputation with its customers (particularly agencies of the U.S. Government) and the public generally.

Any or all of the foregoing could have a negative impact on its business, financial condition, results of operations and cash flows.

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Microphase enters into fixed-price contracts that could subject it to losses in the event of cost overruns or a significant increase in inflation.

Microphase has a number of fixed-price contracts which allow it to benefit from cost savings but subject it to the risk of potential cost overruns, particularly for firm fixed-price contracts, because Microphase assumes the entire cost burden. If its initial estimates are incorrect, Microphase can lose money on these contracts. U.S. Government contracts can expose Microphase to potentially large losses because the U.S. Government can hold Microphase responsible for completing a project or, in certain circumstances, paying the entire cost of its replacement by another provider regardless of the size or foreseeability of any cost overruns that occur over the life of the contract. Because many of these contracts involve new technologies and applications, unforeseen events such as technological difficulties, fluctuations in the price of raw materials, problems with its suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to Microphase. The U.S. and other countries also may experience a significant increase in inflation. A significant increase in inflation rates could have a significant adverse impact on the profitability of these contracts. Furthermore, if Microphase does not meet contract deadlines or specifications, Microphase may need to renegotiate contracts on less favorable terms, be forced to pay penalties or liquidated damages or suffer major losses if the customer exercises its right to terminate. In addition, some of its contracts have provisions relating to cost controls and audit rights, and if Microphase fails to meet the terms specified in those contracts Microphase may not realize their full benefits. Microphase’s results of operations are dependent on its ability to maximize its earnings from its contracts. Cost overruns could have an adverse impact on its financial results.

Risks Related to Our Business and Industry - Enertec

 Potential political, economic and military instability in Israel could adversely affect our operations.

Enertec’s operating facilities are located in Israel. Accordingly, political, economic and military conditions in Israel directly affect Enertec’s operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since October 2000, there has been an increase in hostilities between Israel and the Palestinian Arabs, which has adversely affected the peace process and has negatively influenced Israel’s relationship with its Arab citizens and several Arab countries, including the Israel-Gaza conflict. Such ongoing hostilities may hinder Israel’s international trade relations and may limit the geographic markets where Enertec can sell its products and solutions. Hostilities involving or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could materially and adversely affect Enertec’s operations.

In addition, Israel-based companies and companies doing business with Israel have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel’s establishment. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, we cannot predict whether or in what manner these problems will be resolved. Wars and acts of terrorism have resulted in significant damage to the Israeli economy, including reducing the level of foreign and local investment.

Furthermore, certain of our officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 40 and 49 years old, depending upon the nature of their military service.

Enertec may become subject to claims for remuneration or royalties for assigned service invention rights by its employees, which could result in litigation and harm our business.

A significant portion of the intellectual property covered by Enertec’s products has been developed by Enertec’s employees in the course of their employment for Enertec. Under the Israeli Patent Law, 5727-1967, or the Patent Law, and recent decisions by the Israeli Supreme Court and the Israeli Compensation and Royalties Committee, a body constituted under the Patent Law, Israeli employees may be entitled to remuneration for intellectual property that they develop for us unless they explicitly waive any such rights. To the extent that Enertec is unable to enter into agreements with its future employees pursuant to which they agree that any inventions created in the scope of their employment or engagement are owned exclusively by Enertec (as it has done in the past), Enertec may face claims demanding remuneration. As a consequence of such claims, Enertec could be required to pay additional remuneration or royalties to its current and former employees, or be forced to litigate such claims, which could negatively affect its business.

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 Risks Related to Ownership of Our Common Stock and Future Offerings

If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted from NYSE American.

The listing of our common stock on the NYSE American is contingent on our compliance with the NYSE American’s conditions for continued listing. While we are presently in compliance with all such conditions, it is possible that we will fail to meet one or more of these conditions in the future.

If we were to fail to meet a NYSE American listing requirement, we may be subject to delisting by the NYSE American. In the event our common stock is no longer listed for trading on the NYSE American, our trading volume and share price may decrease and we may experience further difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees and could also trigger various defaults under our lending agreements and other outstanding agreements. Finally, delisting could make it harder for us to raise capital and sell securities. You may experience future dilution as a result of future equity offerings. In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our common stock price is volatile.

Our common stock is listed on the NYSE American. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. During the past year, through October 22, 2021, our stock price traded between $1.49 per share and $7.19 per share as reported on Nasdaq.com. Further, during the first quarter of 2018, our common stock closed at a high of $2,880.00 per share as reported on Nasdaq.com. On October 22, 2021, our common stock closed at $2.29.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressive effect on the market price of our common stock. The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the development of new products with any proceeds we may be able to raise in the future;
•	announcements of technological or competitive developments;
•	announcements or expectations of additional financing efforts;
•	our ability to market new and enhanced products on a timely basis;
•	changes in laws and regulations affecting our business;
•	commencement of, or involvement in, litigation involving us;
•	regulatory developments affecting us, our customers or our competitors;
•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the US or internationally;
•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	changes in the market’s expectations about our operating results;
•	our operating results failing to meet the expectations of securities analysts or investors in a particular period;
•	changes in the economic performance or market valuations of our competitors;
•	additions or departures of our executive officers;

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•	sales or perceived sales of our common stock by us, our insiders or our other stockholders;
•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and
•	general economic, industry, political and market conditions and overall fluctuations in the financial markets in the United States and abroad, including as a result of ongoing COVID-19 pandemic.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

Volatility in our common stock price may subject us to securities litigation.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressing effect on the market price of our common stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

We have a substantial number of convertible notes, warrants, options and preferred stock outstanding that could affect our price.

Due to a number of financings, we have a substantial number of shares that are subject to issuance pursuant to outstanding convertible debt, warrants and options. These conversion prices and exercise prices range from $0.88 to $2,000 per share of common stock. As of the date of this prospectus, the number of shares of common stock subject to convertible notes, warrants, options and preferred stock were 165,000, 5,936,454, 4,760,919 and 2,232, respectively. The issuance of common stock pursuant to convertible notes, warrants, options and preferred stock at conversion or exercise prices less than market prices may have the effect of limiting an increase in market price of our common stock until all of these underling shares have been issued.

The issuance of shares of our Class B Common Stock to our management or others could provide such persons with voting control leaving our other stockholders unable to elect our directors and the holders of our shares of common stock will have little influence over our Management.

Although there are currently no shares of our Class B Common Stock issued and outstanding, our certificate of incorporation authorizes the issuance of 25,000,000 shares of Class B Common Stock. Each share of Class B Common Stock provides the holder thereof with ten (10) votes on all matters submitted to a stockholder vote. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Any person or group who controls or can obtain more than 50% of the votes cast for the election of each director will control the election of directors and the other stockholders will not be able to elect any directors or exert any influence over management decisions. As a result of the super-voting rights of our shares of Class B Common Stock, the issuance of such shares to our management or others could provide such persons with voting control and our other stockholders will not be able to elect our directors and will have little influence over our management. While we are listed on the NYSE American or any other national securities exchange it is highly unlikely that we would issue any shares of Class B Common Stock as doing so would jeopardize our continued listing any such exchange. However, if were to be delisted for some other reason and our shares of Class A Common Stock trade on an over-the-counter market, then we would face no restriction on issuing shares of Class B Common Stock.

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General Risk Factors

Our limited operating history makes it difficult to evaluate our future business prospects and to make decisions based on our historical performance.

Although our executive officers have been engaged in the industries in which we operate for varying degrees of time, we did not begin operations of our current business until recently. We have a very limited operating history in our current form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve, and for certain areas in which we operate, principally those unrelated to defense contracting, will not be indicative at all. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

If we make any additional acquisitions, they may disrupt or have a negative impact on our business.

We have plans to eventually make additional acquisitions beyond Microphase, Enertec, Relec and the Facility. Whenever we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	If Relec senior management and/or management of future acquired companies terminate their employment prior to our completion of integration;

•	difficulty of integrating acquired products, services or operations;

•	integration of new employees and management into our culture while maintaining focus on operating efficiently and providing consistent, high-quality goods and services;

•	potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	unanticipated issues with transferring customer relationships;

•	complexity associated with managing our combined company;

•	difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	effect of any government regulations which relate to the business acquired; and

•	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

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Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We may not be able to successfully identify suitable acquisition targets and complete acquisitions to meet our growth strategy, and even if we are able to do so, we may not realize the full anticipated benefits of such acquisitions, and our business, financial conditions and results of operations may suffer.

Increasing revenues through acquisitions is one of the key components of our growth strategy. Identifying suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to identify suitable candidates or complete acquisitions in a timely manner, on a cost-effective basis or at all.

We will have to pay cash, incur debt, or issue equity as consideration in any future acquisitions, each of which could adversely affect our financial condition or the market price of our common stock. The sale of equity or issuance of equity-linked debt to finance any future acquisitions could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could limit our flexibility in managing our business due to covenants or other restrictions contained in debt instruments.

Further, we may not be able to realize the anticipated benefits of completed acquisitions. Some acquisition targets may not have a developed business or are experiencing inefficiencies and incur losses. Additionally, small defense contractors which we consider suitable acquisition targets may be uniquely dependent on their prior owners and the loss of such owners’ services following the completion of acquisitions may adversely affect their business. Therefore, we may lose our investment in the event that the acquired businesses do not develop as planned or that we are unable to achieve the anticipated cost efficiencies or reduction of losses.

Additionally, our acquisitions have previously required, and any similar future transactions may also require, significant management efforts and expenditures. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, divert the attention of our management and key employees and increase our expenses.

No assurance of successful expansion of operations.

Our significant increase in the scope and the scale of our operations, including the hiring of additional personnel, has resulted in significantly higher operating expenses. We anticipate that our operating expenses will continue to increase. Expansion of our operations may also make significant demands on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. We cannot assure that significant problems in these areas will not occur. Failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. We cannot assure that attempts to expand our marketing, sales, manufacturing and customer support efforts will succeed or generate additional sales or profits in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, along with the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in its results of operations.

We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our future growth strategy is to increase our production capacity to meet increasing demand for our goods. Assuming we obtain sufficient funding to increase our production capacity, any projects to increase such capacity may not be constructed on the anticipated timetable or within budget. We may also experience quality control issues as we implement any production upgrades. Any material delay in completing these projects, or any substantial cost increases or quality issues in connection with these projects could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could harm our financial condition.

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If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the most recent period covered by this report. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses described below.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 5, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weakness which has caused management to conclude that as of December 31, 2020 our internal control over financial reporting (“ICFR”) was not effective at the reasonable assurance level:

We do not have sufficient resources in our accounting function, which restricts our ability to gather, analyze and properly review information related to financial reporting, including fair value estimates, in a timely manner. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties during our assessment of our disclosure controls and procedures and concluded that the control deficiency that resulted represented a material weakness.

Management, in coordination with the input, oversight and support of our Board of Directors, has identified the measures below to strengthen our control environment and internal control over financial reporting.

On August 19, 2020, Mr. Horne resigned as our Chief Financial Officer and was appointed our President, and later became our Chief Executive Officer. Mr. Cragun, who had served as the Company’s Chief Accounting Officer since October 1, 2018, succeeded Mr. Horne as the Chief Financial Officer of the Company. In January 2018, we engaged the services of a financial accounting advisory firm. In January 2019, we hired a Senior Vice President of Finance. In May 2019, we hired an Executive Vice President and General Counsel, who later became our President and General Counsel. Finally, in January 2021, we hired a Director of Reporting. These individuals were tasked with expanding and monitoring the Company’s internal controls, to provide an additional level of review of complex financial issues and to assist with financial reporting. On October 7, 2019, we created an Executive Committee which is currently comprised of our Executive Chairman, Chief Executive Officer and President. The Executive Committee meets on a daily basis to address the Company’s critical needs and provides a forum to approve transactions which are communicated to the Company’s Chief Financial Officer and Senior Vice President of Finance on a bi-weekly basis by our Chief Executive Officer, who also reviews all of the Company’s material transactions and reviews the financial performance of each of our subsidiaries. On December 16, 2020, in consultation with the Chairman of the Audit Committee, we engaged a professional services firm to review management’s assessment of compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and to identify internal control process improvement opportunities. While these changes have improved and simplified our internal processes and resulted in enhanced controls, these enhancements have not been operating for a sufficient period of time for management to conclude, through testing, that these controls are operating effectively. Further, as we continue to expand our internal accounting department, the Chairman of the Audit Committee shall perform the following:

•	assists with documentation and implementation of policies and procedures and monitoring of controls, and

•	reviews all anticipated transactions that are not considered in the ordinary course of business to assist in the early identification of accounting issues and ensure that appropriate disclosures are made in the Company’s financial statements.

We are currently working to further improve and simplify our internal processes and implement enhanced controls, as discussed above, to address the material weakness in our internal control over financial reporting and to remedy the ineffectiveness of our disclosure controls and procedures. This material weakness will not be considered to be remediated until the applicable remediated controls are operating for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

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If our accounting controls and procedures are circumvented or otherwise fail to achieve their intended purposes, our business could be seriously harmed.

We evaluate our disclosure controls and procedures as of the end of each fiscal quarter, and annually review and evaluate our internal control over financial reporting in order to comply with the Commission’s rules relating to internal control over financial reporting adopted pursuant to the Sarbanes-Oxley Act of 2002. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain effective internal control over financial reporting or our management does not timely assess the adequacy of such internal control, we may be subject to regulatory sanctions, and our reputation may decline.

We face significant competition, including changes in pricing.

The markets for our products are both competitive and price sensitive. Many competitors have significant financial, operations, sales and marketing resources, plus experience in research and development, and compete with us by offering lower prices. Competitors could develop new technologies that compete with our products to achieve a lower unit price. If a competitor develops lower cost and/or superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price sensitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with similar if not identical products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution personnel, and other resources than we do. Using said resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors. They can introduce new products to new markets more rapidly. In certain instances, competitors with greater financial resources may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Our growth strategy is subject to a significant degree of risk.

Our growth strategy through acquisitions involves a significant degree of risk. Some of the companies that we have identified as acquisition targets or made a significant investment in may not have a developed business or are experiencing inefficiencies and incur losses. Therefore, we may lose our investment in the event that these companies’ businesses do not develop as planned or that they are unable to achieve the anticipated cost efficiencies or reduction of losses.

Further, in order to implement our growth plan, we have hired additional staff and consultants to review potential investments and implement our plan. As a result, we have substantially increased our infrastructure and costs. If we fail to quickly find new companies that provide revenue to offset our costs, we will continue to experience losses. No assurance can be given that our product development and investments will produce sufficient revenues to offset these increases in expenditures.

Our business and operations are growing rapidly. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and may continue to experience, rapid growth in our operations. This has placed, and may continue to place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

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Our operating results may vary from quarter to quarter.

Our operating results have in the past been subject to quarter-to-quarter fluctuations, and we expect that these fluctuations will continue, and may increase in magnitude, in future periods. Demand for our products is driven by many factors, including the availability of funding for our products in our customers’ capital budgets. There is a trend for some of our customers to place large orders near the end of a quarter or fiscal year, in part to spend remaining available capital budget funds. Seasonal fluctuations in customer demand for our products driven by budgetary and other concerns can create corresponding fluctuations in period-to-period revenues, and we therefore cannot assure you that our results in one period are necessarily indicative of our revenues in any future period. In addition, the number and timing of large individual sales and the ability to obtain acceptances of those sales, where applicable, have been difficult for us to predict, and large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or deferral of one or more significant sales in a quarter could harm our operating results for such quarter. It is possible that, in some quarters, our operating results will be below the expectations of public market analysts or investors. In such events, or in the event adverse conditions prevail, the market price of our common stock may decline significantly.

Changes in the U.S. tax and other laws and regulations may adversely affect our business.

The U.S. government may revise tax laws, regulations or official interpretations in ways that could have a significant adverse effect on our business, including modifications that could reduce the profits that we can effectively realize from our international operations, or that could require costly changes to those operations, or the way in which they are structured. For example, the effective tax rates for most U.S. companies reflect the fact that income earned and reinvested outside the U.S. is generally taxed at local rates, which may be much lower than U.S. tax rates. If we expand abroad and there are changes in tax laws, regulations or interpretations that significantly increase the tax rates on non-U.S. income, our effective tax rate could increase and our profits could be reduced. If such increases resulted from our status as a U.S. company, those changes could place us at a disadvantage to our non-U.S. competitors if those competitors remain subject to lower local tax rates.

Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the United States or abroad deteriorates, customers or potential customers could reduce or delay their technology investments. Reduced or delayed technology and entertainment investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

•	The introduction and market acceptance of new technologies, products and services;
•	New competitors and new forms of competition;
•	The size and timing of customer orders (for retail distributed physical product);
•	The size and timing of capital expenditures by our customers;
•	Adverse changes in the credit quality of our customers and suppliers;
•	Changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
•	Changes in the terms of our contracts with our customers or suppliers;
•	The availability of products from our suppliers; and
•	Variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

The sale of our products is dependent upon our ability to satisfy the proprietary requirements of our customers.

We depend upon a relatively narrow range of products for the majority of our revenue. Our success in marketing our products is dependent upon their continued acceptance by our customers. In some cases, our customers require that our products meet their own proprietary requirements. If we are unable to satisfy such requirements, or forecast and adapt to changes in such requirements, our business could be materially harmed.

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The sale of our products is dependent on our ability to respond to rapid technological change, including evolving industry-wide standards, and may be adversely affected by the development, and acceptance by our customers, of new technologies which may compete with, or reduce the demand for, our products.

Rapid technological change, including evolving industry standards, could render our products obsolete. To the extent our customers adopt such new technology in place of our products, the sales of our products may be adversely affected. Such competition may also increase pricing pressure for our products and adversely affect the revenues from such products.

Our limited ability to protect our proprietary information and technology may adversely affect our ability to compete, and our products could infringe upon the intellectual property rights of others, resulting in claims against us, the results of which could be costly.

Many of our products consist entirely or partly of proprietary technology owned by us. Although we seek to protect our technology through a combination of copyrights, trade secret laws and contractual obligations, these protections may not be sufficient to prevent the wrongful appropriation of our intellectual property, nor will they prevent our competitors from independently developing technologies that are substantially equivalent or superior to our proprietary technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. In order to defend our proprietary rights in the technology utilized in our products from third party infringement, we may be required to institute legal proceedings, which would be costly and would divert our resources from the development of our business. If we are unable to successfully assert and defend our proprietary rights in the technology utilized in our products, our future results could be adversely affected.

Although we attempt to avoid infringing known proprietary rights of third parties in our product development efforts, we may become subject to legal proceedings and claims for alleged infringement from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, require us to reengineer or cease sales of our products or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making claims may be able to obtain an injunction, which could prevent us from selling our products in the United States or abroad.

If we ship products that contain defects, the market acceptance of our products and our reputation will be harmed and our customers could seek to recover their damages from us.

Our products are complex, and despite extensive testing, may contain defects or undetected errors or failures that may become apparent only after our products have been shipped to our customers and installed in their network or after product features or new versions are released. Any such defect, error or failure could result in failure of market acceptance of our products or damage to our reputation or relations with our customers, resulting in substantial costs for us and our customers as well as the cancellation of orders, warranty costs and product returns. In addition, any defects, errors, misuse of our products or other potential problems within or out of our control that may arise from the use of our products could result in financial or other damages to our customers. Our customers could seek to have us pay for these losses. Although we maintain product liability insurance, it may not be adequate.

Failure of our information technology infrastructure to operate effectively could adversely affect our business.

We depend heavily on information technology infrastructure to achieve our business objectives. If a problem occurs that impairs this infrastructure, the resulting disruption could impede our ability to record or process orders, manufacture and ship in a timely manner, or otherwise carry on business in the normal course. Any such events could cause us to lose customers or revenue and could require us to incur significant expense to remediate.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create a series of preferred stock, we may issue such shares in the future.

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The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are a public company and subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the NYSE American should we in the future be listed on this market, the Commission, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

The elimination of monetary liability against our directors, officers and employees under law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Delaware law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

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We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, the financing of possible acquisitions or business expansions, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase shares of our common stock or preferred stock;

•	rights to purchase shares of our common stock; and/or
•
•	units consisting of any of the securities listed above.

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.

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DESCRIPTION OF CAPITAL STOCK

The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the provisions of the General Corporation Law of the State of Delaware, as amended.

We are authorized to issue 500,000,000 shares of Class A Common Stock and 25,000,000 shares of Class B Common Stock, par value $0.001 per share.  As of the date of this prospectus, there were 66,899,396 shares of our Class A Common Stock issued and outstanding but no shares of Class B common stock issued or outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable. In this prospectus, all references solely to “common stock” shall refer to the Class A Common Stock except where otherwise indicated.  In this prospectus, all references solely to “common stock” shall refer to both the Class A Common Stock and the Class B Common Stock except where otherwise indicated. We are authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share.  Of these shares of preferred stock, 1,000,000 are designated as Series A Convertible Preferred Stock, 500,000 are designated as Series B Convertible Preferred Stock, and 2,500 are designated as Series C Convertible Redeemable Preferred Stock. As of the date of this prospectus, there were 7,040 shares of Series A Convertible Preferred Stock outstanding, 125,000 shares of Series B Convertible Preferred Stock and no shares of Series C Convertible Redeemable Preferred Stock outstanding.

Common Stock

Holders of our shares of Class A common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of our shares Class B common stock are entitled to ten votes for each share on all matters submitted to a shareholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.

Holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Our common stock has no preemptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

The authorized shares of preferred stock will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The NYSE American currently requires stockholder approval as a prerequisite to listing shares in several circumstances, including, in certain circumstances, where the issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare, 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that AGH may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

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The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.

General

Debt securities will be direct unsecured obligations of AGH Senior debt securities will rank equally with all of AGH’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of AGH’s present and future senior indebtedness.

Because AGH is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent AGH may be recognized as a creditor of that subsidiary. Accordingly, AGH’s obligations under debt securities will be structurally subordinated to all existing and future indebtedness and liabilities of its subsidiaries, and holders of debt securities should look only to AGH’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that AGH may issue and provide that AGH may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. AGH may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt, except as described under “Restrictive Covenants” herein.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices at which AGH will sell such debt securities;

•	the maturity date or dates of such debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which AGH will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	whether the debt securities will be secured or unsecured;

•	the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;

•	if AGH possesses the option to do so, the periods within which and the prices at which AGH may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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•	AGH’s obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which AGH will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of such debt securities which AGH must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which AGH will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or AGH’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;

•	the terms, if any, upon which the holders may convert or exchange such debt securities into or for AGH’s common stock, preferred stock or other securities or property;

•	whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of such debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

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Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of AGH’s Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

Under the Subordinated Indenture, “Senior Indebtedness” means all obligations of AGH in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on indebtedness of AGH for borrowed money;

•	all obligations guaranteed by AGH for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	all obligations guaranteed by AGH evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

•	any obligations of AGH as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all obligations of AGH for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of AGH in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which AGH is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of AGH (whether or not such obligation is assumed by AGH).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by AGH in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•	any indebtedness of AGH to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with AGH that is a financing vehicle of AGH in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by AGH) unless otherwise expressly provided in the terms of any such indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if AGH defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, AGH will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

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If any of the following events occurs, AGH will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of AGH, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by AGH for the benefit of creditors; or

•	any other marshaling of AGH’s assets or liabilities.

In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenant shall apply to each series of senior debt securities:

Limitation on Liens. So long as any senior debt securities are outstanding, neither AGH nor any of its subsidiaries will create, assume, incur or guarantee any indebtedness for money borrowed which is secured by any pledge of, lien on or security interest in any capital stock of its Designated Subsidiaries, other than specified types of permitted liens.

However, this restriction will not apply if all debt securities then outstanding and, at our option, any other senior indebtedness ranking equally with such debt securities, are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

This limitation shall not apply to debt secured by a pledge of, lien on or security interest in any shares of stock of any subsidiary at the time it becomes a Designated Subsidiary, including any renewals or extensions of such secured debt. “Designated Subsidiary” means any subsidiary of AGH, the consolidated net worth of which represents at least 10% of the consolidated net worth of AGH

The Subordinated Indenture does not contain a similar limitation on liens.

Consolidation, Merger, Sale of Assets and Other Transactions

AGH may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other person other than a direct or indirect wholly-owned subsidiary of AGH, and (ii) no person may merge with or into or consolidate with AGH or, except for any direct or indirect wholly-owned subsidiary of AGH, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to AGH unless:

•	AGH is the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than AGH, has expressly assumed by supplemental indenture all the obligations of AGH under such debt securities, the Indentures and any guarantees of preferred securities or common securities issued by certain trusts;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	AGH delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

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Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	AGH’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	AGH’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	AGH’s failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 90 days after it receives notice of such failure;

•	certain defaults with respect to AGH’s debt (other than such debt securities or non-recourse debt) in any aggregate principal amount in excess of $25,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

•	certain events of bankruptcy, insolvency or reorganization of AGH

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.

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No holder of a debt security of any series may institute any action against AGH under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

AGH is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, AGH may discharge or defease its obligations under each Indenture as set forth below.

AGH may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, AGH may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, AGH must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, AGH shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. AGH may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, AGH and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. AGH and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to institute suit for any payment on or with respect to any debt security;

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•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive AGH’s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as AGH may designate for such purpose from time to time.

Notwithstanding the foregoing, at AGH’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by AGH and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by AGH for debt securities of a particular series will be named in the applicable prospectus supplement. AGH may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that AGH will be required to maintain a paying agent in each place of payment for debt securities of a particular series.

All moneys paid by AGH to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to AGH upon request, and the holder of such debt security thereafter may look only to AGH for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies AGH that it is unwilling or unable to continue serving as the depositary for the relevant global securities;

•	DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	AGH determines, in its sole discretion, that the global security shall be exchangeable.

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If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by AGH under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for AGH’s Class A Common Stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at AGH’s option. These provisions may allow or require the number of shares of AGH’s Class A Common Stock or other securities to be received by the holders of such series of debt securities to be adjusted.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control.  Thus, the statements we make in this section may not apply to a particular series of warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We may also choose to act as our own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

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•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose.  The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

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DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of Class A common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods.  The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Stabilization Activities

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Trading Markets and Listing of Securities

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the NYSE American. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (which we refer to as “FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the securities offered by this prospectus is being passed upon for us by our counsel, Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the years ended December 31, 2020 and 2019, and for each of the years in the period ended December 31, 2020, have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Enertec Systems 2001 LTD., as of December 31, 2020 and December 31, 2019, and for the year ended December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO ZIV HAFT, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Commission, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The Commission also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read, without charge, and copy the documents we file at the Commission’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission are available to the public at no cost from the SEC’s website at http://www.sec.gov.

The reports and other information filed by us with the Commission are also available at our website, www.aultglobal.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Commission permits us to “incorporate by reference” the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Commission, and incorporate by reference in this prospectus:

•	Our Annual Report on Form 10-K for the period ended December 31, 2020, filed with the SEC on April 15, 2021;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•	Current Reports on Form 8-K filed with the SEC on January 4, 2021, January 19, 2021, January 25, 2021, February 17, 2021, March 5, 2021, June 4, 2021, June 15, 2021, June 23, 2021, July 6, 2021, August 13, 2021 and September 15, 2021;

•	Our Definitive Proxy Statements filed with the SEC on each of June 7, 2021 and June 16, 2021, and

•	The description of our common stock contained in our Form 8-A filed with the SEC on January 30, 1997.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

We will provide you, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests should be directed to Ault Global Holdings, Inc., 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; Tel.: (949) 444-5464; Attention: Mr. Milton C. (Todd) Ault III, Executive Chairman.

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Ault Alliance, Inc.

$5,390,000 10% OID Convertible Promissory Note

PROSPECTUS SUPPLEMENT

July 18, 2024